                        ALTERNATIVE LOAN TRUST 2006-41CB
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                                 $1,135,112,855

                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                 FREE WRITING PROSPECTUS DATED NOVEMBER 29, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-41CB

           DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING DECEMBER 26, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

                  INITIAL CLASS
                   CERTIFICATE
                 BALANCE/INITIAL    PASS-THROUGH
               NOTIONAL AMOUNT(1)      RATE(2)
               ------------------   ------------
Class 1-A-1      $100,000,000         Floating
Class 1-A-2      $ 50,000,000         Floating
Class 1-A-3      $ 86,200,000          6.00%
Class 1-A-4      $100,000,000          5.75%
Class 1-A-5      $  3,651,000          6.00%
Class 1-A-6      $100,000,000(3)       0.25%
Class 1-A-7      $100,500,000          6.00%
Class 1-A-8      $ 13,900,000          6.00%
Class 1-A-9      $100,000,000          6.00%
Class 1-A-10     $ 46,741,000          6.00%
Class 1-A-11     $ 30,000,000          6.00%
Class 1-A-12     $  1,259,000          6.00%
Class 1-A-13     $  1,697,400          6.00%
Class 1-A-14     $100,000,000(3)      Floating
Class 1-A-15     $ 50,000,000(3)      Floating
Class 2-A-1      $  6,875,000          6.00%
Class 2-A-2      $  5,000,000          6.00%
Class 2-A-3      $  5,000,000          6.00%
Class 2-A-4      $  4,500,000          6.00%
Class 2-A-5      $  2,000,000          6.00%
Class 2-A-6      $  1,625,000          6.00%
Class 2-A-7      $ 51,538,000         Floating
Class 2-A-8      $ 48,462,000         Floating

                  INITIAL CLASS
                   CERTIFICATE
                 BALANCE/INITIAL    PASS-THROUGH
               NOTIONAL AMOUNT(1)      RATE(2)
               ------------------   ------------
Class 2-A-9      $ 51,538,000(3)      Floating
Class 2-A-10     $ 48,462,000(3)      Floating
Class 2-A-11     $ 79,480,000(3)        0.25%
Class 2-A-12     $141,130,000           6.00%
Class 2-A-13     $ 54,700,000           5.75%
Class 2-A-14     $ 65,462,000           6.00%
Class 2-A-15     $ 24,780,000           5.75%
Class 2-A-16     $  1,030,000           6.00%
Class 2-A-17     $ 39,584,900           6.00%
Class 2-A-18     $    889,400           6.00%
Class 2-A-19     $  6,150,000           6.00%
Class 2-A-20     $  1,560,000           6.00%
Class 1-X        $538,660,938(3)      Variable
Class 2-X        $377,566,696(3)      Variable
Class 1-PO       $  2,163,423            (4)
Class 2-PO       $  1,710,632            (4)
Class A-R        $        100           6.00%
Class 1-M        $ 12,948,000           6.00%
Class 1-B-1      $  4,980,000           6.00%
Class 1-B-2      $  3,652,000           6.00%
Class 2-M        $  9,158,000           6.00%
Class 2-B-1      $  3,615,000           6.00%
Class 2-B-2      $  2,651,000           6.00%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus, together with their pass-through rates, the method of calculating their pass-through rates and their initial ratings are listed in the tables beginning on page 5 of this free writing prospectus.

(3) The Class 1-A-6, Class 1-A-14, Class 1-A-15, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 1-X and Class 2-X Certificates are interest-only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

(4) The Class 1-PO and Class 2-PO Certificates are principal only certificates and will not accrue interest.

ISSUING ENTITY

Alternative Loan Trust 2006-41CB, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan conveyed to the issuing entity on the closing date, the later of November 1, 2006 and the date of origination for that mortgage loan (the "initial cut-off date").

For any mortgage loan conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

CLOSING DATE

On or about November 30, 2006.

PRE-FUNDING

If the aggregate stated principal balance as of the initial cut-off date of the group 1 mortgage loans and the group 2 mortgage loans conveyed to the issuing entity on the closing date is less than $664,000,000 and $482,000,000, respectively, an account (the "pre-funding account") will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the "pre-funded amount").

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funded account is expected to be approximately $120,496,301 and $67,475,987 with respect to the group 1 mortgage loans and the group 2 mortgage loans, respectively.

Funding Period:

If there is a pre-funded amount deposited into the pre-funding account on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) December 31, 2006.

Use of Pre-Funded Amount:

The portion of the pre-funded amount deposited in the pre-funding account with respect to a loan group on the closing date is expected to be used to purchase supplemental mortgage loans for that loan group. Any pre-funded amount with respect to a loan group not used during the funding period to purchase supplemental mortgage loans for that loan group will be distributed to holders of the related classes of senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Capitalized Interest Account

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from the mortgage loans to pay all of the interest due on the certificates on the first and possibly second distribution dates. If the pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

THE MORTGAGE LOANS

The mortgage loans will consist of two loan groups. Both loan groups will consist primarily of 30-year conventional, fixed rate mortgage loans secured by first liens on one-to-four family residential properties. All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered for loan group 1 and loan group 2 on the closing date are referred to as the "Group 1 Closing Date Mortgage Loans" and the "Group 2 Closing Date Mortgage Loans"). However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus and mortgage loans may be added to loan group 1 and loan group 2 on the closing date. Any substitution or addition will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the aggregate current principal balance was approximately $958,027,712 and the initial mortgage loans in each of loan group 1 and loan group 2 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance           $543,503,699
Geographic Concentrations in excess of 10%:
   California                                 28.48%
Weighted Average Original LTV Ratio           67.81%
Weighted Average Mortgage Rate                6.518%
Range of Mortgage Rates                       5.125% to 8.000%
Average Current Principal Balance             $226,271
Range of Current Principal Balances           $30,000 to $640,500
Weighted Average Remaining Term to Maturity   359 months
Weighted Average FICO Credit Score            719

LOAN GROUP 2

Aggregate Current Principal Balance           $414,524,013
Geographic Concentrations in excess of 10%:
   California                                 29.05%
Weighted Average Original LTV Ratio           67.90%
Weighted Average Mortgage Rate                6.507%
Range of Mortgage Rates                       5.500% to 8.000%
Average Current Principal Balance             $227,261
Range of Current Principal Balances           $25,000 to $801,500
Weighted Average Remaining Term to Maturity   360 months
Weighted Average FICO Credit Score            718

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                  INITIAL CLASS
                   CERTIFICATE                                                  INITIAL       INITIAL      INITIAL
                BALANCE / INITIAL                                               RATING        RATING       RATING
    CLASS      NOTIONAL AMOUNT(1)                     TYPE                    (FITCH)(2)   (MOODY'S)(2)   (S&P)(2)
------------   ------------------   ---------------------------------------   ----------   ------------   --------
OFFERED CERTIFICATES
Class 1-A-1       $100,000,000      Senior/Floating Pass-Through Rate/Super       AAA           Aaa          AAA
                                                     Senior

Class 1-A-2       $ 50,000,000            Senior/Floating Pass-Through            AAA           Aaa          AAA
                                        Rate/Accretion Directed/Targeted
                                              Balance/Super Senior

Class 1-A-3       $ 86,200,000        Senior/Fixed Pass-Through Rate/Super        AAA           Aaa          N/R
                                                     Senior

Class 1-A-4       $100,000,000             Senior/Fixed Pass-Through              AAA           Aaa          N/R
                                             Rate/NAS/Super Senior

Class 1-A-5       $  3,651,000             Senior/Fixed Pass-Through              AAA           Aaa          N/R
                                            Rate/Accrual/Companion/
                                          Accretion Directed/Targeted
                                             Balance/Component (4)

Class 1-A-6       $100,000,000      Senior/Fixed Pass-Through Rate/Notional       AAA           Aaa          N/R
                                              Amount/Interest-Only

Class 1-A-7       $100,500,000           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 1-A-8       $ 13,900,000             Senior/Fixed Pass-Through              AAA           Aa1          N/R
                                                Rate/NAS/Support

Class 1-A-9       $100,000,000           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 1-A-10      $ 46,741,000           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 1-A-11      $ 30,000,000        Senior/Fixed Pass-Through Rate/Super        AAA           Aaa          N/R
                                                     Senior

Class 1-A-12      $  1,259,000       Senior/Fixed Pass-Through Rate/Support       AAA           Aa1          N/R

Class 1-A-13      $  1,697,400           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 1-A-14      $100,000,000        Senior/Inverse Floating Pass-Through        AAA           Aaa          N/R
                                       Rate/Notional Amount/Interest-Only

Class 1-A-15      $ 50,000,000        Senior/Inverse Floating Pass-Through        AAA           Aaa          N/R
                                       Rate/Notional Amount/Interest-Only

                  INITIAL CLASS
                   CERTIFICATE                                                  INITIAL       INITIAL      INITIAL
                BALANCE / INITIAL                                               RATING        RATING       RATING
    CLASS      NOTIONAL AMOUNT(1)                     TYPE                    (FITCH)(2)   (MOODY'S)(2)   (S&P)(2)
------------   ------------------   ---------------------------------------   ----------   ------------   --------
Class 2-A-1       $  6,875,000           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 2-A-2       $  5,000,000           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 2-A-3       $  5,000,000           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 2-A-4       $  4,500,000           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 2-A-5       $  2,000,000           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 2-A-6       $  1,625,000           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 2-A-7       $ 51,538,000      Senior/Floating Pass-Through Rate/Super       AAA           Aaa          AAA
                                                     Senior

Class 2-A-8       $ 48,462,000      Senior/Floating Pass-Through Rate/Super       AAA           Aaa          AAA
                                                     Senior

Class 2-A-9       $ 51,538,000        Senior/Inverse Floating Pass-Through        AAA           Aaa          N/R
                                       Rate/Notional Amount/Interest-Only

Class 2-A-10      $ 48,462,000        Senior/Inverse Floating Pass-Through        AAA           Aaa          N/R
                                       Rate/Notional Amount/Interest-Only

Class 2-A-11      $ 79,480,000      Senior/Fixed Pass-Through Rate/Notional       AAA           Aaa          N/R
                                              Amount/Interest-Only

Class 2-A-12      $141,130,000           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 2-A-13      $ 54,700,000             Senior/Fixed Pass-Through              AAA           Aaa          AAA
                                             Rate/NAS/Super Senior

Class 2-A-14      $ 65,462,000           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 2-A-15      $ 24,780,000             Senior/Fixed Pass-Through              AAA           Aaa          N/R
                                             Rate/NAS/Super Senior

Class 2-A-16      $  1,030,000             Senior/Fixed Pass-Through              AAA           Aa1          N/R
                                                Rate/NAS/Support

Class 2-A-17      $ 39,584,900           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 2-A-18      $    889,400           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 2-A-19      $  6,150,000             Senior/Fixed Pass-Through              AAA           Aa1          N/R
                                                Rate/NAS/Support

                  INITIAL CLASS
                   CERTIFICATE                                                  INITIAL       INITIAL      INITIAL
                BALANCE / INITIAL                                               RATING        RATING       RATING
    CLASS      NOTIONAL AMOUNT(1)                     TYPE                    (FITCH)(2)   (MOODY'S)(2)   (S&P)(2)
------------   ------------------   ---------------------------------------   ----------   ------------   --------
Class 2-A-20      $  1,560,000           Senior/Fixed Pass-Through Rate           AAA           Aaa          N/R

Class 1-X         $538,660,938                  Senior/Notional                   AAA           Aaa          N/R
                                         Amount/Interest-Only/Variable
                                               Pass-Through Rate

Class 2-X         $377,566,696                  Senior/Notional                   AAA           Aaa          N/R
                                         Amount/Interest-Only/Variable
                                               Pass-Through Rate

Class 1-PO        $  2,163,423               Senior/Principal Only                AAA           Aaa          N/R

Class 2-PO        $  1,710,632               Senior/Principal Only                AAA           Aaa          N/R

Class A-R         $        100                  Senior/Residual                   AAA           Aaa          N/R

Class 1-M         $ 12,948,000        Subordinate/Fixed Pass-Through Rate          AA           Aa3          N/R

Class 1-B-1       $  4,980,000        Subordinate/Fixed Pass-Through Rate          A            A3           N/R

Class 1-B-2       $  3,652,000        Subordinate/Fixed Pass-Through Rate         BBB          Baa3          N/R

Class 2-M         $  9,158,000        Subordinate/Fixed Pass-Through Rate          AA           Aa3          N/R

Class 2-B-1       $  3,615,000        Subordinate/Fixed Pass-Through Rate          A            A3           N/R

Class 2-B-2       $  2,651,000        Subordinate/Fixed Pass-Through Rate         BBB          Baa3          N/R

NON-OFFERED CERTIFICATES(3)
Class 1-B-3       $  2,656,000        Subordinate/Fixed Pass-Through Rate

Class 1-B-4       $  1,992,000        Subordinate/Fixed Pass-Through Rate

Class 1-B-5       $  1,660,076        Subordinate/Fixed Pass-Through Rate

Class 2-B-3       $  1,928,000        Subordinate/Fixed Pass-Through Rate

Class 2-B-4       $  1,446,000        Subordinate/Fixed Pass-Through Rate

Class 2-B-5       $  1,205,067        Subordinate/Fixed Pass-Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch"), Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies. See "RATINGS" in this free writing prospectus.

(3) The Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to these classes of certificates is provided only to permit a better understanding of the offered certificates.

(4) Solely for purposes of determining distributions of principal and interest and the allocation of realized losses on the group 1 mortgage loans, the Class 1-A-5 Certificates will be comprised of two components that are not separately transferable.

The certificates also will have the following characteristics:

                                                                   INTEREST
                                                                   ACCRUAL
      CLASS        PASS-THROUGH RATE   INTEREST ACCRUAL PERIOD   CONVENTION
----------------   -----------------   -----------------------   ----------
OFFERED
   CERTIFICATES
Class 1-A-1        LIBOR + 0.65% (1)             (2)             30/360 (3)
Class 1-A-2        LIBOR + 0.60% (1)             (2)             30/360 (3)
Class 1-A-3              6.00%            calendar month (4)     30/360 (3)
Class 1-A-4              5.75%            calendar month (4)     30/360 (3)
Class 1-A-5              6.00%            calendar month (4)     30/360 (3)
Class 1-A-6              0.25%            calendar month (4)     30/360 (3)
Class 1-A-7              6.00%            calendar month (4)     30/360 (3)
Class 1-A-8              6.00%            calendar month (4)     30/360 (3)
Class 1-A-9              6.00%            calendar month (4)     30/360 (3)
Class 1-A-10             6.00%            calendar month (4)     30/360 (3)
Class 1-A-11             6.00%            calendar month (4)     30/360 (3)
Class 1-A-12             6.00%            calendar month (4)     30/360 (3)
Class 1-A-13             6.00%            calendar month (4)     30/360 (3)
Class 1-A-14       5.35% - LIBOR (1)             (2)             30/360 (3)
Class 1-A-15       5.40% - LIBOR (1)             (2)             30/360 (3)
Class 2-A-1              6.00%            calendar month (4)     30/360 (3)
Class 2-A-2              6.00%            calendar month (4)     30/360 (3)
Class 2-A-3              6.00%            calendar month (4)     30/360 (3)
Class 2-A-4              6.00%            calendar month (4)     30/360 (3)
Class 2-A-5              6.00%            calendar month (4)     30/360 (3)
Class 2-A-6              6.00%            calendar month (4)     30/360 (3)
Class 2-A-7        LIBOR + 0.60% (1)             (2)             30/360 (3)
Class 2-A-8        LIBOR + 0.65% (1)             (2)             30/360 (3)
Class 2-A-9        5.40% - LIBOR (1)             (2)             30/360 (3)
Class 2-A-10       5.35% - LIBOR (1)             (2)             30/360 (3)
Class 2-A-11             0.25%            calendar month (4)     30/360 (3)
Class 2-A-12             6.00%            calendar month (4)     30/360 (3)
Class 2-A-13             5.75%            calendar month (4)     30/360 (3)
Class 2-A-14             6.00%            calendar month (4)     30/360 (3)
Class 2-A-15             5.75%            calendar month (4)     30/360 (3)
Class 2-A-16             6.00%            calendar month (4)     30/360 (3)
Class 2-A-17             6.00%            calendar month (4)     30/360 (3)
Class 2-A-18             6.00%            calendar month (4)     30/360 (3)
Class 2-A-19             6.00%            calendar month (4)     30/360 (3)
Class 2-A-20             6.00%            calendar month (4)     30/360 (3)
Class 1-X                 (5)             calendar month (4)     30/360 (3)
Class 2-X                 (6)             calendar month (4)     30/360 (3)
Class 1-PO                (7)                    N/A                N/A
Class 2-PO                (7)                    N/A                N/A
Class A-R                6.00%            calendar month (4)     30/360 (3)
Class 1-M                6.00%            calendar month (4)     30/360 (3)
Class 1-B-1              6.00%            calendar month (4)     30/360 (3)
Class 1-B-2              6.00%            calendar month (4)     30/360 (3)
Class 2-M                6.00%            calendar month (4)     30/360 (3)
Class 2-B-1              6.00%            calendar month (4)     30/360 (3)
Class 2-B-2              6.00%            calendar month (4)     30/360 (3)
NON-OFFERED
   CERTIFICATES
Class 1-B-3              6.00%            calendar month (4)     30/360 (3)
Class 1-B-4              6.00%            calendar month (4)     30/360 (3)
Class 1-B-5              6.00%            calendar month (4)     30/360 (3)
Class 2-B-3              6.00%            calendar month (4)     30/360 (3)
Class 2-B-4              6.00%            calendar month (4)     30/360 (3)
Class 2-B-5              6.00%            calendar month (4)     30/360 (3)

----------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR."

(2) The interest accrual period for any distribution date will be the one-month period commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(4) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(5) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(6) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balances thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(7) The Class 1-PO and Class 2-PO Certificates are principal only certificates and are not entitled to any distributions of interest. See "Description of the Certificates" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

            DESIGNATION                      CLASSES OF CERTIFICATES
            -----------                      -----------------------
    Group 1 Senior Certificates      Class 1-A-1, Class 1-A-2, Class 1-A-3,
                                               Class 1-A-4, Class
                                               1-A-5, Class 1-A-6,
                                     Class 1-A-7, Class 1-A-8, Class 1-A-9,
                                                  Class 1-A-10,
                                    Class 1-A-11, Class 1-A-12, Class 1-A-13,
                                     Class 1-A-14, Class 1-A-15, Class A-R,
                                            Class 1-X and Class 1-PO
                                                  Certificates

    Group 2 Senior Certificates      Class 2-A-1, Class 2-A-2, Class 2-A-3,
                                                  Class 2-A-4,
                                     Class 2-A-5, Class 2-A-6 , Class 2-A-7,
                                                  Class 2-A-8,
                                        Class 2-A-9, Class 2-A-10, Class
                                       2-A-11, Class 2-A-12, Class 2-A-13,
                                        Class 2-A-14, Class 2-A-15, Class
                                       2-A-16, Class 2-A-17, Class 2-A-18,
                                      Class 2-A-19, Class 2-A-20, Class 2-X
                                           and Class 2-PO Certificates

            DESIGNATION                      CLASSES OF CERTIFICATES
            -----------                      -----------------------
     Senior Certificate Group        Each of the Group 1 Senior Certificates
                                       and the Group 2 Senior Certificates

        Senior Certificates          Group 1 Senior Certificates and Group 2
                                               Senior Certificates

     Subordinated Certificates        Group 1 Subordinated Certificates and
                                        Group 2 Subordinated Certificates

Group 1 Subordinated Certificates     Class 1-M and Class 1-B Certificates

Group 2 Subordinated Certificates     Class 2-M and Class 2-B Certificates

       Group 1 Certificates          Group 1 Senior Certificates and Group 1
                                            Subordinated Certificates

       Group 2 Certificates          Group 2 Senior Certificates and Group 2
                                            Subordinated Certificates

        LIBOR Certificates           Class 1-A-1, Class 1-A-2, Class 1-A-14,
                                                  Class 1-A-15,
                                      Class 2-A-7, Class 2-A-8, Class 2-A-9
                                          and Class 2-A-10 Certificates

       Class X Certificates           Class 1-X and Class 2-X Certificates

            DESIGNATION                      CLASSES OF CERTIFICATES
            -----------                      -----------------------
       Class M Certificates           Class 1-M and Class 2-M Certificates

      Class 1-B Certificates         Class 1-B-1, Class 1-B-2, Class 1-B-3,
                                              Class 1-B-4 and Class
                                               1-B-5 Certificates

      Class 2-B Certificates         Class 2-B-1, Class 2-B-2, Class 2-B-3,
                                              Class 2-B-4 and Class
                                               2-B-5 Certificates

       Class B Certificates           Class 1-B and Class 2-B Certificates

   Notional Amount Certificates         Class 1-A-6, Class 1-A-14, Class
                                       1-A-15, Class 2-A-9, Class 2-A-10,
                                      Class 2-A-11, Class 1-X and Class 2-X
                                                  Certificates

       Class PO Certificates         Class 1-PO and Class 2-PO Certificates

       Offered Certificates               Senior Certificates, Class M
                                     Certificates, Class 1-B-1, Class 1-B-2,
                                    Class 2-B-1 and Class 2-B-2 Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates (other than the Class A-R, Class 1-A-3, Class 1-A-7, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 2-A-1,
Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-12, Class 2-A-14, Class 2-A-17, Class 2-A-18 and Class 2-A-20 Certificates):

$25,000 and multiples of $1.00 in excess thereof.

Class 1-A-3, Class 1-A-7, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-12, Class 2-A-14, Class 2-A-17, Class 2-A-18 and Class 2-A-20 Certificates:

$1,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company , in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on December 26, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for each class of certificates is the distribution date in January 2037. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the related mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates or component is shown in the table on page 9.

On each distribution date, to the extent funds are available for the related loan group, each interest-bearing class of certificates or components will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance, component principal balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest that was not paid or accreted on prior distribution dates;
     less

- any net interest shortfalls allocated to that class or component for that distribution date.

The Class 1-A-5A and Class 1-A-5B Components are accrual components. Interest will accrue on the Class 1-A-5A and Class 1-A-5B Components during each interest accrual period at a per annum rate of 6.00%. However, these accrued interest amounts will not be distributed as interest to the Class 1-A-5A and Class 1-A-5B Components until the related accrual termination date, which is the earlier of:

- the date on which the class certificate balance of each class of group 1 subordinated certificates is reduced to zero; and

- in the case of the Class 1-A-5A Component, the distribution date on which the class certificate balance of the Class 1-A-2 Certificates and the component principal balance of the Class 1-A-5B Component are reduced to zero; or

- in the case of the Class 1-A-5B Component, the distribution date on which the class certificate balance of the Class 1-A-2 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the component principal balances of the Class 1-A-5A and Class 1-A-5B Components, as applicable, on the related distribution date.

The Class PO Certificates do not bear interest.

See "Description of the Certificates -- Interest" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates or components will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group resulting from:

-    prepayments on those mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all interest-bearing classes of certificates in the related certificate group based on their respective entitlements, in each case before taking into account any reduction in the interest entitlements due to shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution or accretion of the interest entitlement on the related certificates and components in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of related certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and components will be entitled to receive on the next distribution date.

CORRIDOR CONTRACTS

A supplemental interest trust created under the pooling and servicing agreement will have the benefit of three separate interest rate corridor contracts:

-    the Class 1-A-1 corridor contract,

-    the Class 2-A-7 corridor contract, and

-    the Class 2-A-8 corridor contract.

Additionally, the issuing entity will have the benefit of an interest rate corridor contract with respect to the Class 1-A-2 Certificates, which will be assigned to The Bank of New York, in its capacity as corridor contract administrator.

Payments under the corridor contracts will be made to the Class 1-A-1, Class 1-A-2, Class 2-A-7 and Class 2-A-8 Certificates, as applicable, pursuant to the formulas described in "Description of the Certificates --The Corridor Contracts" and "The Corridor Contract Reserve Fund" in this free writing prospectus.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

All payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related class of Class PO Certificates, on the one hand, and the related senior certificates (other than the notional amount certificates and the related class of Class PO Certificates) and the related subordinated certificates, on the other hand, in each case based on the applicable PO percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupon for loan group 1 and loan group 2 is 6.00%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related class of Class PO Certificates) as set forth below, and any remainder of that non-PO amount is allocated to the related subordinated certificates:

- in the case of scheduled principal collections, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of those senior certificates to the aggregate class certificate balance of the certificates in the same certificate group (other than the related class of Class PO Certificates); and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of a loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to that loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective notional amounts. See "Description of the Certificates -- Principal" in this free writing prospectus.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following with respect to the mortgage loans in a loan group (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment, other than certain excess amounts payable to the master servicer, and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates in a certificate group on any distribution date generally will not include the following amounts with respect to the related loan group:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender-paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans in a loan group will reduce the amount that could have been distributed to the related certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in each loan group will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by the master servicing fee rate. The master servicing fee rate for each mortgage loan will be 0.250% per annum. The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges including prepayment charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans in the applicable loan group prior to any distributions on the related certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates or components, if any. related to that loan group, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates or components, if any, relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the class of Class PO Certificates related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the related subordinated certificates;

- to interest on and then principal of each related class of subordinated certificates, in the order of their distribution priorities, beginning with the related class of Class M Certificates, in each case subject to the limitations set forth below; and

-    any remaining available amounts to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed first as principal of the related classes of senior certificates (other than the notional amount certificates and the related class of Class PO Certificates) as specified below, and second as principal of the related subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-5A Component added to its component principal balance will be distributed as principal in the following order of priority:

(1) in an amount up to the amount necessary to reduce the aggregate of the Class Certificate Balance of the Class 1-A-2 Certificates and the component principal balance of the Class 1-A-5B Component to their aggregate targeted balance (as described under "Principal Balance Schedules" in this free writing prospectus) for that Distribution Date, in the following order:

     (a) to the Class 1-A-2 Certificates in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus);

     (b) to the Class 1-A-5B Component, until its component principal balance is reduced to zero; and

     (c) to the Class 1-A-2 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero; and

(2) to the Class 1-A-5A Component, until its component balance is reduced to zero.

On each distribution date up to and including the related accrual termination date, the amount of accrued interest on the Class 1-A-5B Component added to its component principal balance will be distributed as principal in the following order:

- to the Class 1-A-2 Certificates in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date; and

- to the Class 1-A-5B Component, until its component principal balance is reduced to zero.

Senior Certificates(other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

Sequentially:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

(2) concurrently, 15.7741544895% to the Class 1-A-9 Certificates, until its class certificate balance is reduced to zero, and 84.2258455105% in the following order:

     (a) concurrently, to the Class 1-A-4 and Class 1-A-8 Certificates, pro rata, the group 1 priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates - Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

     (b) concurrently,

          (i) 23.9496210437%, sequentially, to the Class 1-A-7 and Class 1-A-13 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

          (ii) 76.0503789563% , sequentially,

               (I) concurrently,

                    (1) 58.5809074063% in the following order:

                         (A) in an amount up to the lesser of (x) 99.99% of senior principal distribution amount for loan group 1 available pursuant to this rule and (y) $1,310,000, to the Class 1-A-3 Certificates, until its class certificate balance is reduced to zero; and

                         (B) sequentially, to the Class 1-A-1 and Class 1-A-3 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

                    (2) 41.4190925937% in the following order:

                         (A) in an amount up to the lesser of (x) 99.99% of senior principal distribution amount for loan group 1 available pursuant to this rule and (y) $900,000, concurrently, to the Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates, pro rata, until their respective class certificate balances are reduced to zero;

                         (B) in an amount up to the amount necessary to reduce the aggregate of the class certificate balance of the Class 1-A-2 Certificates and the component principal balance of the Class 1-A-5B Component to their aggregate targeted balance for that distribution date (as described under "Principal Balance Schedules" in this free writing prospectus), in the following order:

                              (x) to the Class 1-A-2 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance (as described under "Principal Balance Schedules" in this free writing prospectus) for that distribution date;

                              (y)to the Class 1-A-5B Component, until its component principal balance is reduced to zero; and

                              (z) to the Class 1-A-2 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero;

                         (C) to the Class 1-A-5A Component, until its component principal balance is reduced to zero;

                         (D) to the Class 1-A-2 Certificates and the Class 1-A-5B Component without regard to their aggregate targeted balance for that distribution date in the following order:

                              (x) to the Class 1-A-2 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date;

                              (y) to the Class 1-A-5B Component, until its component principal balance is reduced to zero; and

                              (z) to the Class 1-A-2 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero; and

                         (E) concurrently, to the Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

               (II) to the Class 1-A-13 Certificates, until its class certificate balance is reduced to zero; and

     (c) concurrently, to the Class 1-A-4 and Class 1-A-8 Certificates, pro rata, without regard the group 1 priority amount, until their respective class certificate balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

Concurrently:

(1) 63.3923495007% in the following order:

     (a) concurrently, to the Class 2-A-13 and Class 2-A-19 Certificates, pro rata, the group 2A priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates - Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

     (b) concurrently,

          (i) 61.4888174791% in the following order:

               (1) in an amount up to the lesser of (x) 99.99% of senior principal distribution amount for loan group 2 available pursuant to this rule and (y) $1,020,000, to the Class 2-A-14 Certificates, until its class certificate balance is reduced to zero; and

               (2) sequentially, to the Class 2-A-7, Class 2-A-14, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

          (ii) 38.5111825209% in the following order:

               (1) in an amount up to the lesser of (x) 99.99% of senior principal distribution amount for loan group 2 available pursuant to this rule and (y) $580,000, to the Class 2-A-17 Certificates, until its class certificate balance is reduced to zero; and

               (2) sequentially, to the Class 2-A-8, Class 2-A-17 and Class 2-A-18 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

     (c) concurrently, to the Class 2-A-13 and Class 2-A-19 Certificates, pro rata, without regard to the group 2A priority amount, until their respective class certificate balances are reduced to zero; and

(2) 36.6076504993% in the following order of priority:

     (a) concurrently, to the Class 2-A-15 and Class 2-A-16 Certificates, pro rata, the group 2B priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates - Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

     (b) sequentially, to the Class 2-A-12 and Class 2-A-20 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

     (c) concurrently, to the Class 2-A-15 and Class 2-A-16 Certificates, pro rata, without regard to the group 2B priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each class of Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution and accretion of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to each loan group, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for that loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the related class of Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from the related loan group (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class of subordinated certificates in a certificate group (other than the class of subordinated certificates in that certificate group then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class (referred to as a "restricted class"), the restricted class will not receive distributions of partial principal prepayments and prepayments in full from the related loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted class will be allocated to those related classes of subordinated certificates that are not a restricted class, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related class of Class PO Certificates; provided, however, that on or before the related senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on that class of Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the related subordinated principal distribution amount) before distributions of principal on the related subordinated certificates and
     (ii) the class certificate balance of the related class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of those Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

- first, to the related subordinated certificates in the reverse order of their priority of distribution, beginning with the related class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero; and

- second, concurrently to the senior certificates or components (other than the notional amount certificates and the related class of Class PO Certificates) related to that loan group, pro rata, based upon their respective class certificate balances, or in the case of the Class 1-A-5A Component and Class 1-A-5B Component, on the basis of the lesser of their respective component principal balances immediately prior to that distribution date and their respective initial component principal balances, except that (i) a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates will instead be allocated to the Class 1-A-8 Certificates, until its class certificate balance is reduced to zero, (ii) the non-PO percentage of any realized losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-11 Certificates will instead be allocated to the Class 1-A-12 Certificates, until its class certificate balance is reduced to zero, (iii) a portion of the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-7, Class 2-A-8 and Class 2-A-13 Certificates will instead be allocated to the Class 2-A-19 Certificates, until its class certificate balance is reduced to zero and
     (iv) the non-PO percentage of any realized losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-15 Certificates will instead be allocated to the Class 2-A-16 Certificates, until its class certificate balance is reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates in each certificate group will have a distribution priority over the related classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the related class of Class M Certificates will have a distribution priority over the related classes of Class B Certificates. Within the Class B Certificates in a certificate group, each class of certificates will have a distribution priority over those classes of certificates, if any, in the same certificate group with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the related class of subordinated certificates, beginning with the related subordinated certificates then outstanding with the lowest distribution priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses." Further, the class certificate balance of the class of subordinated certificates in a certificate group with the lowest distribution priority will be reduced by the amount of distributions on the related class of Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the related subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the related loan group evidenced by the related subordinated certificates. Increasing the respective interest of the related subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

There is no cross-collateralization between the certificate groups.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the pre-funding account, the capitalized interest account, the Class 1-A-2 corridor contract and the assets in the Class 1-A-2 corridor contract reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class 1-A-1, Class 1-A-2, Class 2-A-7 and Class 2-A-8 Certificates will also represent the right to receive yield supplement amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

The supplemental interest trust, the Class 1-A-1, Class 2-A-7 and Class 2-A-8 corridor contracts and the combined corridor contract reserve fund will not constitute any part of any REMIC created under the pooling and servicing agreement.

ERISA CONSIDERATIONS

The offered certificates (other than the Class 1-PO, Class 2-PO, Class 1-X, Class 2-X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. The Class 1-A-1, Class 2-A-7 and Class 2-A-8 Certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the related corridor contract, unless such acquisition or holding is eligible for the exemptive relief available under class exemptions or a statutory exemption.

LEGAL INVESTMENT

The senior certificates and the Class 1-M and Class 2-M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                         PERCENT                 WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE     AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   REMAINING   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     TERM TO     FICO      LOAN-TO-
                            MORTGAGE      BALANCE        IN LOAN   OUTSTANDING   MATURITY   CREDIT   VALUE RATIO
MORTGAGE RATE (%)             LOANS     OUTSTANDING      GROUP 1       ($)       (MONTHS)    SCORE       (%)
-----------------           --------  ---------------  ----------  -----------  ---------  --------  -----------
5.125.....................        1   $    149,800.00      0.03%    149,800.00     360        768        38.91
5.375.....................        1        363,000.00      0.07     363,000.00     359        748        41.49
5.380.....................        1        241,956.10      0.04     241,956.10     359        672        91.32
5.500.....................        2        411,590.00      0.08     205,795.00     360        757        72.95
5.625.....................        4        881,550.00      0.16     220,387.50     360        739        64.45
5.750.....................        7      1,898,828.34      0.35     271,261.19     359        717        61.61
5.875.....................       21      5,578,519.00      1.03     265,643.76     360        731        60.69
5.990.....................        2        449,900.00      0.08     224,950.00     360        718        55.13
6.000.....................       36      9,095,954.14      1.67     252,665.39     360        706        64.48
6.005.....................        2        427,039.75      0.08     213,519.88     360        658        95.00
6.045.....................        1        185,700.00      0.03     185,700.00     360        684        88.43
6.080.....................        1         94,611.53      0.02      94,611.53     238        768        95.00
6.115.....................        1         49,950.00      0.01      49,950.00     360        718        88.41
6.125.....................       68     15,640,530.03      2.88     230,007.79     360        724        67.13
6.130.....................        2        512,640.00      0.09     256,320.00     297        737        93.11
6.155.....................        5      1,165,500.00      0.21     233,100.00     360        676        88.16
6.170.....................        1        132,425.89      0.02     132,425.89     359        633        94.00
6.180.....................        1        116,525.00      0.02     116,525.00     360        633        89.63
6.190.....................        4        839,610.00      0.15     209,902.50     360        743        90.00
6.195.....................        1        109,650.00      0.02     109,650.00     360        751        84.35
6.220.....................        1        297,000.00      0.05     297,000.00     360        740        88.66
6.240.....................        1        160,200.00      0.03     160,200.00     358        707        90.00
6.245.....................        1        171,605.70      0.03     171,605.70     359        668        94.99
6.250.....................      254     60,364,976.25     11.11     237,657.39     360        729        63.97
6.280.....................        1        114,800.00      0.02     114,800.00     360        622        92.58
6.290.....................        1         89,000.00      0.02      89,000.00     360        642        89.00
6.310.....................        2        355,500.00      0.07     177,750.00     360        765        90.00
6.315.....................        1        108,000.00      0.02     108,000.00     360        724        90.00
6.375.....................      412     94,806,529.80     17.44     230,112.94     359        723        67.14
6.380.....................        1        146,656.00      0.03     146,656.00     360        683        95.00
6.420.....................        3        537,184.52      0.10     179,061.51     359        689        93.37
6.430.....................        2        204,000.00      0.04     102,000.00     360        665        89.10
6.455.....................        1        192,600.00      0.04     192,600.00     360        695        90.00
6.465.....................        1        258,550.00      0.05     258,550.00     360        681        83.40
6.490.....................        1        204,750.00      0.04     204,750.00     360        767        90.00

                                                         PERCENT                 WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE     AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   REMAINING   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     TERM TO     FICO      LOAN-TO-
                            MORTGAGE      BALANCE        IN LOAN   OUTSTANDING   MATURITY   CREDIT   VALUE RATIO
MORTGAGE RATE (%)             LOANS     OUTSTANDING      GROUP 1       ($)       (MONTHS)    SCORE       (%)
-----------------           --------  ---------------  ----------  -----------  ---------  --------  -----------
6.495.....................        2        404,910.00      0.07     202,455.00     359        700        89.03
6.500.....................      507    118,194,172.94     21.75     233,124.60     359        719        67.42
6.505.....................        4        825,120.00      0.15     206,280.00     359        685        93.37
6.510.....................        1        109,250.00      0.02     109,250.00     360        690        95.00
6.530.....................        1        351,000.00      0.06     351,000.00     360        790        90.00
6.545.....................        5      1,048,850.00      0.19     209,770.00     360        706        92.34
6.555.....................        1         97,000.00      0.02      97,000.00     360        694        89.81
6.580.....................        1        126,900.00      0.02     126,900.00     360        663        90.00
6.595.....................        1        172,000.00      0.03     172,000.00     360        720        88.21
6.610.....................        1        332,000.00      0.06     332,000.00     360        631        84.05
6.615.....................        1        116,500.00      0.02     116,500.00     360        731        90.00
6.620.....................        1        179,850.00      0.03     179,850.00     359        691        90.00
6.625.....................      471    105,749,138.80     19.46     224,520.46     359        718        68.04
6.630.....................        3        808,943.00      0.15     269,647.67     360        643        94.14
6.635.....................        2        349,303.00      0.06     174,651.50     360        708        92.62
6.645.....................        2        154,800.00      0.03      77,400.00     360        648        86.49
6.655.....................        7      1,133,842.08      0.21     161,977.44     360        678        90.64
6.660.....................        1        103,500.00      0.02     103,500.00     360        685        90.00
6.670.....................        6        715,767.20      0.13     119,294.53     360        685        92.77
6.680.....................        2        328,900.00      0.06     164,450.00     360        685        89.15
6.685.....................        2        210,600.00      0.04     105,300.00     360        665        88.87
6.690.....................        2        303,200.00      0.06     151,600.00     360        722        89.99
6.695.....................        1        140,000.00      0.03     140,000.00     360        806        84.85
6.710.....................        1        163,400.00      0.03     163,400.00     360        742        95.00
6.730.....................        2        295,595.00      0.05     147,797.50     360        761        91.90
6.735.....................        2        651,500.00      0.12     325,750.00     360        689        86.94
6.740.....................        1        246,000.00      0.05     246,000.00     359        703        87.86
6.745.....................        5      1,316,627.43      0.24     263,325.49     360        714        90.00
6.750.....................      437     95,301,066.29     17.53     218,080.24     359        716        68.22
6.760.....................        2        532,834.56      0.10     266,417.28     359        689        94.99
6.780.....................        1        414,000.00      0.08     414,000.00     360        785        92.00
6.800.....................        2        243,500.00      0.04     121,750.00     360        710        89.30
6.815.....................        1        283,500.00      0.05     283,500.00     360        776        90.00
6.820.....................        1        210,000.00      0.04     210,000.00     359        749       100.00
6.835.....................        1        355,500.00      0.07     355,500.00     360        751        90.00
6.845.....................        1         66,000.00      0.01      66,000.00     360        680        86.84
6.875.....................       36      7,917,292.86      1.46     219,924.80     359        695        62.84
6.920.....................        1         92,000.00      0.02      92,000.00     360        680        94.85
7.000.....................       17      3,617,232.20      0.67     212,778.36     359        706        57.42

                                                         PERCENT                 WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE     AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   REMAINING   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     TERM TO     FICO      LOAN-TO-
                            MORTGAGE      BALANCE        IN LOAN   OUTSTANDING   MATURITY   CREDIT   VALUE RATIO
MORTGAGE RATE (%)             LOANS     OUTSTANDING      GROUP 1       ($)       (MONTHS)    SCORE       (%)
-----------------           --------  ---------------  ----------  -----------  ---------  --------  -----------
7.125.....................        6        899,735.96      0.17     149,955.99     359        699        66.55
7.145.....................        1        115,200.00      0.02     115,200.00     360        647        90.00
7.170.....................        1        342,000.00      0.06     342,000.00     360        663        93.96
7.220.....................        1        148,300.42      0.03     148,300.42     359        663        89.94
7.250.....................       12      1,980,235.58      0.36     165,019.63     359        692        69.44
                              -----   ---------------    ------
   TOTAL..................    2,402   $543,503,699.37    100.00%
                              =====   ===============    ======

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group 1 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 (net of such premiums) was approximately 6.500% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 was approximately 6.518% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE    ORIGINAL
RANGE OF                     INITIAL     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO      LOAN-TO-
CURRENT MORTGAGE LOAN       MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
PRINCIPAL BALANCES ($)        LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE       (%)
----------------------      --------  ---------------  ----------  -----------  ---------  --------  --------  -----------
0.01 - 50,000.00 .........       13   $    563,688.12      0.10%     43,360.62    6.598      360        694       45.76
50,000.01 - 100,000.00 ...      207     17,199,629.53      3.16      83,090.00    6.593      359        704       54.61
100,000.01 - 150,000.00 ..      389     49,309,168.49      9.07     126,758.79    6.568      359        715       63.74
150,000.01 - 200,000.00 ..      485     85,708,310.31     15.77     176,718.17    6.531      359        719       67.82
200,000.01 - 250,000.00 ..      432     97,162,911.75     17.88     224,914.15    6.505      359        725       68.51
250,000.01 - 300,000.00 ..      338     93,589,195.50     17.22     276,891.11    6.511      359        721       69.03
300,000.01 - 350,000.00 ..      211     68,492,287.97     12.60     324,608.00    6.521      360        714       69.69
350,000.01 - 400,000.00 ..      190     71,611,790.48     13.18     376,904.16    6.496      359        717       70.24
400,000.01 - 450,000.00 ..      112     46,349,699.20      8.53     413,836.60    6.481      359        723       66.67
450,000.01 - 500,000.00 ..        8      3,870,700.00      0.71     483,837.50    6.455      360        717       69.51
500,000.01 - 550,000.00 ..        9      4,758,413.33      0.88     528,712.59    6.668      360        722       68.12
550,000.01 - 600,000.00 ..        3      1,747,724.69      0.32     582,574.90    6.462      359        691       61.84
600,000.01 - 650,000.00 ..        5      3,140,180.00      0.58     628,036.00    6.501      360        722       70.97
                              -----   ---------------    ------
   TOTAL .................    2,402   $543,503,699.37    100.00%
                              =====   ===============    ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 1 was approximately $226,271.

                              FICO CREDIT SCORES(1)

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO      LOAN-TO-
RANGE OF                    MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
FICO CREDIT SCORES            LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE       (%)
------------------          --------  ---------------  ----------  -----------  ---------  --------  --------  -----------
619 and Below ............       12   $  2,493,010.63      0.46%    207,750.89    6.460      359        606       58.80
620 - 639 ................      155     34,224,573.35      6.30     220,803.70    6.563      359        631       66.24
640 - 659 ................      177     39,410,778.82      7.25     222,659.77    6.547      359        650       65.71
660 - 679 ................      255     53,922,924.93      9.92     211,462.45    6.578      359        669       67.99
680 - 699 ................      269     56,243,486.92     10.35     209,083.59    6.544      359        689       65.94
700 - 719 ................      305     72,099,144.20     13.27     236,390.64    6.516      359        709       66.64
720 and Above ............    1,146    267,703,631.91     49.26     233,598.28    6.500      359        760       68.85
Not Available ............       83     17,406,148.61      3.20     209,712.63    6.400      356        N/A       71.22
                              -----   ---------------    ------
   TOTAL .................    2,402   $543,503,699.37    100.00%
                              =====   ===============    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 1 was approximately 719.

                             DOCUMENTATION PROGRAMS

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO      LOAN-TO-
                            MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
TYPE OF PROGRAM               LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE       (%)
---------------             --------  ---------------  ----------  -----------  ---------  --------  --------  -----------
CLUES Plus ...............       12   $  2,996,764.18      0.55%    249,730.35    6.398      359        743       69.87
Full/Alternative .........      670    150,576,464.91     27.70     224,740.99    6.465      359        712       69.84
No Income/No Asset .......      272     51,420,535.36      9.46     189,046.09    6.593      359        716       58.40
No Ratio .................      195     45,883,635.63      8.44     235,300.70    6.534      359        718       66.58
Preferred ................      212     51,417,832.40      9.46     242,536.95    6.466      359        755       67.10
Reduced ..................      928    213,168,005.03     39.22     229,706.90    6.542      360        718       69.54
Stated Income/Stated
   Asset .................      111     27,294,224.98      5.02     245,893.92    6.572      359        702       64.26
Streamlined ..............        2        746,236.88      0.14     373,118.44    6.390      359        697       59.28
                              -----   ---------------    ------
   TOTAL .................    2,402   $543,503,699.37    100.00%
                              =====   ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL           MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
LOAN-TO-VALUE RATIOS (%)      LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE       (%)
------------------------    --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
50.00 or Less ............     501    $ 92,525,113.45     17.02%    184,680.87    6.465      359        720       39.99
50.01 - 55.00 ............     139      32,343,445.36      5.95     232,686.66    6.489      360        715       52.44
55.01 - 60.00 ............     164      38,161,348.51      7.02     232,691.15    6.497      359        709       57.51
60.01 - 65.00 ............     157      39,322,673.08      7.24     250,462.89    6.503      360        710       62.93
65.01 - 70.00 ............     203      54,484,370.85     10.02     268,395.92    6.510      359        711       68.30
70.01 - 75.00 ............     152      37,400,753.19      6.88     246,057.59    6.504      359        712       73.49
75.01 - 80.00 ............     883     207,225,247.82     38.13     234,683.18    6.511      359        727       79.65
80.01 - 85.00 ............      13       3,018,028.93      0.56     232,156.07    6.641      360        696       83.57
85.01 - 90.00 ............     119      23,955,930.00      4.41     201,310.34    6.749      360        715       89.41
90.01 - 95.00 ............      69      14,659,803.18      2.70     212,460.92    6.787      356        711       94.02
95.00 - 100.00 ...........       2         406,985.00      0.07     203,492.50    6.887      359        720       98.78
                             -----    ---------------    ------
   TOTAL .................   2,402    $543,503,699.37    100.00%
                             =====    ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 67.81%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
RANGE OF ORIGINAL COMBINED  MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
LOAN-TO-VALUE RATIOS (%)      LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE       (%)
--------------------------  --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
50.00 or Less ............     487    $ 89,889,629.35     16.54%    184,578.29    6.464      359        720       39.96
50.01 to 55.00 ...........     134      30,893,637.30      5.68     230,549.53    6.490      360        714       52.05
55.01 to 60.00 ...........     157      35,113,798.51      6.46     223,654.77    6.505      359        710       57.13
60.01 to 65.00 ...........     152      37,779,451.29      6.95     248,549.02    6.491      360        707       62.27
65.01 to 70.00 ...........     184      48,985,817.33      9.01     266,227.27    6.513      359        710       68.11
70.01 to 75.00 ...........     129      32,112,182.28      5.91     248,931.65    6.511      359        705       72.77
75.01 to 80.00 ...........     354      86,743,737.08     15.96     245,038.81    6.507      359        710       78.55
80.01 to 85.00 ...........      27       7,632,859.83      1.40     282,698.51    6.585      360        710       77.92
85.01 to 90.00 ...........     179      39,756,186.30      7.31     222,101.60    6.629      360        726       83.40
90.01 to 95.00 ...........     147      33,731,565.56      6.21     229,466.43    6.629      358        728       85.47
95.01 to 100.00 ..........     452     100,864,834.54     18.56     223,152.29    6.519      360        736       79.46
                             -----    ---------------    ------
   TOTAL .................   2,402    $543,503,699.37    100.00%
                             =====    ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 72.93%.

(2) Takes into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                            MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
STATE                         LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE       (%)
-----                       --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
Arizona ..................      134   $ 27,862,296.46      5.13%    207,927.59    6.542      359        722       70.57
California ...............      560    154,799,432.51     28.48     276,427.56    6.489      359        717       62.08
Colorado .................       88     17,875,354.87      3.29     203,129.03    6.524      359        728       73.73
Florida ..................      228     46,623,784.24      8.58     204,490.28    6.503      360        709       69.36
Georgia ..................       69     13,279,769.10      2.44     192,460.42    6.506      359        720       75.36
Maryland .................       59     14,839,208.39      2.73     251,512.01    6.511      359        718       69.60
Nevada ...................       78     20,502,687.70      3.77     262,854.97    6.541      360        726       74.28
New Jersey ...............       55     15,239,504.65      2.80     277,081.90    6.552      357        721       65.24
New York .................       63     17,378,471.97      3.20     275,848.76    6.555      360        717       59.08
Oregon ...................       76     16,030,070.86      2.95     210,921.99    6.523      359        721       71.55
Texas ....................      108     17,729,708.84      3.26     164,163.97    6.535      359        731       74.49
Virginia .................       62     14,293,360.77      2.63     230,538.08    6.493      359        723       65.77
Washington ...............      110     27,110,679.82      4.99     246,460.73    6.471      360        725       67.43
Wisconsin ................       58     11,004,278.54      2.02     189,728.94    6.410      355        703       69.62
Other (less than 2%) .....      654    128,935,090.65     23.72     197,148.46    6.562      359        718       70.94
                              -----   ---------------    ------
   TOTAL .................    2,402   $543,503,699.37    100.00%
                              =====   ===============    ======

----------
(1) The Other row in the preceding table includes 34 other states and the District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 0.391% of the Initial Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                            MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
LOAN PURPOSE                  LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE       (%)
------------                --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
Refinance (Cash-Out) .....    1,056   $241,061,787.40     44.35%    228,278.21    6.512      359       706        60.58
Purchase .................      965    213,447,585.74     39.27     221,189.21    6.520      359       733        75.83
Refinance (Rate/Term) ....      381     88,994,326.23     16.37     233,580.91    6.533      359       720        68.13
                              -----   ---------------    ------
   TOTAL .................    2,402   $543,503,699.37    100.00%
                              =====   ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                            MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
PROPERTY TYPE                 LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE       (%)
-------------               --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
2 to 4 Family
   Residence ............       145   $ 41,211,553.29      7.58%    284,217.61    6.542      360        728       62.94
Condominium Hotel .......         3        722,285.86      0.13     240,761.95    6.423      359        699       78.54
Cooperative .............         1        124,000.00      0.02     124,000.00    6.625      360        796       55.36
Hi-rise Condominium .....        11      2,958,776.59      0.54     268,979.69    6.415      360        742       67.47
Low-rise Condominium ....       160     33,135,319.04      6.10     207,095.74    6.514      360        739       70.46
Planned Unit
   Development ..........       549    125,744,912.26     23.14     229,043.56    6.495      359        725       72.11
Single Family
   Residence ............     1,533    339,606,852.33     62.48     221,530.89    6.526      359        713       66.54
                              -----   ---------------    ------
   TOTAL ................     2,402   $543,503,699.37    100.00%
                              =====   ===============    ======

                               OCCUPANCY TYPES(1)

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE   ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO     LOAN-TO-
                            MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
OCCUPANCY TYPE                LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE       (%)
--------------              --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
Investment Property .....       224   $ 46,026,983.93      8.47%    205,477.61    6.565      359        735       60.33
Primary Residence .......     2,058    472,769,833.83     86.99     229,722.95    6.511      359        717       68.35
Secondary Residence .....       120     24,706,881.61      4.55     205,890.68    6.570      360        728       71.41
                              -----   ---------------    ------
   TOTAL ................     2,402   $543,503,699.37    100.00%
                              =====   ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                         PERCENT                                      WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE              WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED   AVERAGE   ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     AVERAGE    FICO     LOAN-TO-
REMAINING TERM              MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   CREDIT   VALUE RATIO
TO MATURITY (MONTHS)          LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)    SCORE       (%)
--------------------        --------  ---------------  ----------  -----------  --------  --------  -----------
360  ....................     1,604   $354,043,571.42     65.14%    220,725.42    6.511      720       67.06
359  ....................       661    158,059,449.02     29.08     239,121.71    6.523      717       69.29
358  ....................        92     21,687,344.47      3.99     235,732.01    6.598      715       69.10
357  ....................        13      3,055,390.43      0.56     235,030.03    6.648      706       70.15
356  ....................         8      1,630,333.51      0.30     203,791.69    6.452      680       62.80
355  ....................         3        767,654.69      0.14     255,884.90    6.604      755       56.80
354  ....................         2        540,726.00      0.10     270,363.00    6.750      681       80.00
352  ....................         2        779,919.02      0.14     389,959.51    6.370      715       69.13
351  ....................         2        377,375.88      0.07     188,687.94    6.729      644       86.56
350  ....................         1         73,694.19      0.01      73,694.19    6.375      643       80.00
349  ....................         1        276,483.06      0.05     276,483.06    6.375      N/A       79.86
346  ....................         2        180,948.16      0.03      90,474.08    6.314      664       54.37
328  ....................         1        164,798.68      0.03     164,798.68    6.750      719       58.82
303  ....................         1        376,268.68      0.07     376,268.68    6.625      759       67.15
300  ....................         4        651,920.00      0.12     162,980.00    6.501      698       55.82
240  ....................         2        395,100.00      0.07     197,550.00    6.500      692       87.43
239  ....................         1        169,154.38      0.03     169,154.38    6.500      N/A       71.22
238  ....................         2        273,567.78      0.05     136,783.89    6.418      768       60.43
                              -----   ---------------    ------
   TOTAL ................     2,402   $543,503,699.37    100.00%
                              =====   ===============    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 1 was approximately 359 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INTEREST-ONLY PERIOD        MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
(MONTHS)                      LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE       (%)
--------------------        --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
0 .......................     1,330   $268,196,441.95     49.35%    201,651.46    6.568      359        713       66.16
120 .....................     1,007    258,806,537.91     47.62     257,007.49    6.473      360        723       69.66
180 .....................        65     16,500,719.51      3.04     253,857.22    6.430      359        731       65.57
                              -----   ---------------    ------
   TOTAL ................     2,402   $543,503,699.37    100.00%
                              =====   ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE           MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
PERIOD (MONTHS)               LOANS     OUTSTANDING      GROUP 1       ($)      RATE (%)   (MONTHS)    SCORE       (%)
-----------------           --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
0 .......................     2,167   $494,429,121.66     90.97%    228,162.95    6.508      359        720       67.47
4 .......................         1        190,000.00      0.03     190,000.00    6.625      360        632       72.52
6 .......................         1         66,500.00      0.01      66,500.00    6.500      360        664       46.83
7 .......................         1        416,000.00      0.08     416,000.00    6.750      360        764       80.00
12 ......................        21      4,721,733.09      0.87     224,844.43    6.651      359        718       67.25
15 ......................         1        213,532.26      0.04     213,532.26    6.500      358        777       28.54
24 ......................         2        502,407.38      0.09     251,203.69    6.776      360        690       71.74
36 ......................        83     18,555,176.70      3.41     223,556.35    6.667      359        703       68.95
60 ......................       125     24,409,228.28      4.49     195,273.83    6.584      360        703       74.06
                              -----   ---------------    ------
   TOTAL ................     2,402   $543,503,699.37    100.00%
                              =====   ===============    ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                         PERCENT                 WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE     AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   REMAINING   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     TERM TO     FICO      LOAN-TO-
                            MORTGAGE      BALANCE        IN LOAN   OUTSTANDING   MATURITY   CREDIT   VALUE RATIO
MORTGAGE RATE (%)             LOANS     OUTSTANDING      GROUP 2       ($)       (MONTHS)    SCORE       (%)
-----------------           --------  ---------------  ----------  -----------  ---------  --------  -----------
5.500 ....................        5   $  1,050,613.00      0.25%    210,122.60     360        735       69.90
5.625 ....................        6      1,349,426.00      0.33     224,904.33     360        729       78.58
5.750 ....................        8      1,385,429.00      0.33     173,178.63     354        730       56.64
5.875 ....................       18      4,120,945.00      0.99     228,941.39     360        718       65.36
5.920 ....................        2        339,830.00      0.08     169,915.00     360        664       94.40
6.000 ....................       28      6,008,374.46      1.45     214,584.80     360        719       62.28
6.045 ....................        1        142,500.00      0.03     142,500.00     360        667       95.00
6.050 ....................        1         81,700.00      0.02      81,700.00     360        621       95.00
6.125 ....................       71     16,149,358.00      3.90     227,455.75     360        713       61.05
6.130 ....................        2        771,755.00      0.19     385,877.50     360        710       91.51
6.155 ....................        8      1,702,069.76      0.41     212,758.72     360        675       89.58
6.165 ....................        1        166,500.00      0.04     166,500.00     360        731       90.00
6.170 ....................        2        322,595.00      0.08     161,297.50     360        671       90.45
6.180 ....................        3        810,900.00      0.20     270,300.00     360        672       88.25
6.215 ....................        1        228,000.00      0.06     228,000.00     240        624       95.00
6.230 ....................        1        114,500.00      0.03     114,500.00     360        790       88.08
6.240 ....................        1        396,000.00      0.10     396,000.00     360        748       90.00
6.245 ....................        2        454,775.00      0.11     227,387.50     360        728       86.30
6.250 ....................      228     52,838,033.13     12.75     231,745.76     359        722       62.28
6.260 ....................        1        323,991.00      0.08     323,991.00     360        769       90.00
6.280 ....................        1        156,750.00      0.04     156,750.00     360        748       95.00
6.300 ....................        1        179,000.00      0.04     179,000.00     360        721       86.06
6.310 ....................        1        129,000.00      0.03     129,000.00     360        720       86.00
6.330 ....................        1        265,500.00      0.06     265,500.00     360        696       90.00
6.345 ....................        2        584,200.00      0.14     292,100.00     360        672       85.30
6.375 ....................      293     66,941,314.18     16.15     228,468.65     360        728       65.24
6.380 ....................        1        279,775.00      0.07     279,775.00     360        633       95.00
6.385 ....................        1        283,500.00      0.07     283,500.00     360        742       90.00
6.400 ....................        1        144,320.00      0.03     144,320.00     360        779       80.00
6.410 ....................        1        198,880.00      0.05     198,880.00     360        677       88.00
6.420 ....................        3        710,000.00      0.17     236,666.67     360        652       92.14

                                                         PERCENT                 WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE     AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   REMAINING   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     TERM TO     FICO      LOAN-TO-
                            MORTGAGE      BALANCE        IN LOAN   OUTSTANDING   MATURITY   CREDIT   VALUE RATIO
MORTGAGE RATE (%)             LOANS     OUTSTANDING      GROUP 2       ($)       (MONTHS)    SCORE       (%)
-----------------           --------  ---------------  ----------  -----------  ---------  --------  -----------
6.455 ....................        1        261,000.00      0.06     261,000.00     360        691       90.00
6.495 ....................        1        180,000.00      0.04     180,000.00     360        729       87.80
6.500 ....................      406     95,994,013.48     23.16     236,438.46     359        712       68.47
6.505 ....................        4        819,755.00      0.20     204,938.75     360        697       95.00
6.530 ....................        1        180,900.00      0.04     180,900.00     360        755       90.00
6.545 ....................        2        389,000.00      0.09     194,500.00     360        724       91.62
6.580 ....................        1        202,500.00      0.05     202,500.00     359        696       90.00
6.585 ....................        2        480,725.00      0.12     240,362.50     360        659       87.83
6.595 ....................        1        184,500.00      0.04     184,500.00     360        716       90.00
6.600 ....................        1        172,000.00      0.04     172,000.00     360        768       76.44
6.605 ....................        1        199,500.00      0.05     199,500.00     360        738       95.00
6.610 ....................        1         45,000.00      0.01      45,000.00     360        720       90.00
6.620 ....................        3        649,800.00      0.16     216,600.00     360        730       90.00
6.625 ....................      315     69,531,119.13     16.77     220,733.71     360        726       67.95
6.630 ....................        3        589,303.00      0.14     196,434.33     360        687       95.00
6.635 ....................        1        227,500.00      0.05     227,500.00     360        722       94.99
6.640 ....................        1        173,550.00      0.04     173,550.00     360        708       89.00
6.645 ....................        5        961,300.00      0.23     192,260.00     360        712       88.63
6.655 ....................        5        788,150.00      0.19     157,630.00     360        700       90.51
6.670 ....................        7      1,368,450.00      0.33     195,492.86     360        694       92.38
6.685 ....................        1         72,600.00      0.02      72,600.00     360        785       83.93
6.735 ....................        2        366,100.00      0.09     183,050.00     360        701       84.70
6.750 ....................      320     72,740,452.81     17.55     227,313.92     360        714       70.26
6.760 ....................        1        247,500.00      0.06     247,500.00     360        711       90.00
6.780 ....................        1        128,000.00      0.03     128,000.00     360        689       91.43
6.870 ....................        1        148,475.00      0.04     148,475.00     360        670       82.49
6.875 ....................       17      4,273,656.14      1.03     251,391.54     360        700       67.07
6.960 ....................        1        200,000.00      0.05     200,000.00     360        774       94.79
6.995 ....................        1        373,500.00      0.09     373,500.00     360        731       90.00
7.000 ....................        8      1,611,739.92      0.39     201,467.49     359        703       54.10
7.005 ....................        2        379,050.00      0.09     189,525.00     360        721       95.00
7.010 ....................        1        197,600.00      0.05     197,600.00     360        692       95.00

                                                         PERCENT                 WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE     AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   REMAINING   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     TERM TO     FICO      LOAN-TO-
                            MORTGAGE      BALANCE        IN LOAN   OUTSTANDING   MATURITY   CREDIT   VALUE RATIO
MORTGAGE RATE (%)             LOANS     OUTSTANDING      GROUP 2       ($)       (MONTHS)    SCORE       (%)
-----------------           --------  ---------------  ----------  -----------  ---------  --------  -----------
7.125 ....................        4        299,250.00      0.07      74,812.50     360        680       60.15
7.170 ....................        2        483,550.00      0.12     241,775.00     360        730       95.00
7.250 ....................        4        974,940.00      0.24     243,735.00     360        673       57.66
                              -----   ---------------    ------
   TOTAL .................    1,824   $414,524,013.01    100.00%
                              =====   ===============    ======

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group 2 are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (net of such premiums) was approximately 6.484% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 was approximately 6.507% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE    ORIGINAL
RANGE OF                     INITIAL     PRINCIPAL        LOANS      BALANCE     AVERAGE   TERM TO     FICO      LOAN-TO-
CURRENT MORTGAGE LOAN       MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
PRINCIPAL BALANCES ($)        LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE       (%)
----------------------      --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
0.01 - 50,000 ............       13   $    542,004.70      0.13%     41,692.67    6.698      360        741       43.23
50,000.01 - 100,000.00 ...      115      9,391,120.53      2.27      81,661.92    6.498      359        742       55.66
100,000.01 - 150,000.00 ..      320     40,940,466.47      9.88     127,938.96    6.514      360        730       63.97
150,000.01 - 200,000.00 ..      402     71,274,950.30     17.19     177,300.87    6.514      360        717       66.91
200,000.01 - 250,000.00 ..      331     75,054,574.49     18.11     226,750.98    6.517      360        719       68.51
250,000.01 - 300,000.00 ..      234     64,701,131.19     15.61     276,500.56    6.491      360        713       70.32
300,000.01 - 350,000.00 ..      158     51,664,598.56     12.46     326,991.13    6.511      359        715       67.13
350,000.01 - 400,000.00 ..      163     61,750,189.07     14.90     378,835.52    6.503      360        713       70.90
400,000.01 - 450,000.00 ..       66     27,409,277.70      6.61     415,292.09    6.503      359        724       68.26
450,000.01 - 500,000.00 ..        8      3,782,000.00      0.91     472,750.00    6.436      360        720       66.82
500,000.01 - 550,000.00 ..        7      3,689,950.00      0.89     527,135.71    6.430      360        708       66.60
550,000.01 - 600,000.00 ..        6      3,522,250.00      0.85     587,041.67    6.484      360        682       69.75
750,000.01 -
1,000,000.00 .............        1        801,500.00      0.19     801,500.00    6.625      360        772       72.21
                              -----   ---------------    ------
   TOTAL .................    1,824   $414,524,013.01    100.00%
                              =====   ===============    ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 was approximately $227,261.

                              FICO CREDIT SCORES(1)

                                                          PERCENT                           WEIGHTED
                                                        OF INITIAL    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                            NUMBER OF     AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             INITIAL      PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF                     MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
FICO CREDIT SCORES            LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------          ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
619 and Below ............       40    $  8,472,826.50      2.04%    211,820.66    6.523      360        601        61.81
620 - 639 ................      120      28,983,028.82      6.99     241,525.24    6.477      359        629        66.34
640 - 659 ................      126      31,492,546.74      7.60     249,940.85    6.546      360        650        65.39
660 - 679 ................      161      39,642,659.87      9.56     246,227.70    6.531      360        669        69.70
680 - 699 ................      182      43,392,076.31     10.47     238,418.00    6.497      359        690        67.55
700 - 719 ................      261      60,606,004.81     14.62     232,206.91    6.531      359        709        68.70
720 and Above ............      911     196,906,215.10     47.50     216,142.94    6.495      360        766        68.17
Not Available ............       23       5,028,654.86      1.21     218,637.17    6.459      354        N/A        71.47
                              -----    ---------------    ------
   TOTAL .................    1,824    $414,524,013.01    100.00%
                              =====    ===============    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 was approximately 718.

                             DOCUMENTATION PROGRAMS

                                                          PERCENT                           WEIGHTED
                                                        OF INITIAL    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                            NUMBER OF     AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             INITIAL      PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
                             MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
TYPE OF PROGRAM               LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
---------------             ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
CLUES Plus ...............        3    $  1,100,000.00      0.27%    366,666.67    6.506      360        758        25.61
Full/Alternative .........      564     122,863,317.55     29.64     217,842.76    6.475      359        706        69.81
No Income/No Asset .......      159      32,563,365.33      7.86     204,801.04    6.550      360        717        55.82
No Ratio .................       84      17,716,917.05      4.27     210,915.68    6.563      359        725        62.75
Preferred ................      248      56,029,972.86     13.52     225,927.31    6.444      359        755        64.44
Reduced ..................      712     171,681,092.96     41.42     241,125.13    6.539      360        716        71.02
Stated Income/Stated
   Asset .................       49      11,522,747.26      2.78     235,158.11    6.463      360        686        63.92
Streamlined ..............        5       1,046,600.00      0.25     209,320.00    6.380      360        694        68.25
                              -----    ---------------    ------
   TOTAL .................    1,824    $414,524,013.01    100.00%
                              =====    ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                           WEIGHTED
                                                        OF INITIAL    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                            NUMBER OF     AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
                             INITIAL      PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
RANGE OF ORIGINAL            MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------    ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
50.00 or Less ............      362    $ 68,324,012.46     16.48%    188,740.37    6.439      360        723         38.76
50.01 - 55.00 ............      132      28,918,684.93      6.98     219,080.95    6.453      359        712         52.62
55.01 - 60.00 ............      115      28,378,183.94      6.85     246,766.82    6.455      359        706         57.89
60.01 - 65.00 ............      117      31,287,424.86      7.55     267,413.89    6.482      360        695         62.74
65.01 - 70.00 ............      104      26,726,771.69      6.45     256,988.19    6.478      360        708         68.40
70.01 - 75.00 ............      130      33,811,115.53      8.16     260,085.50    6.487      359        715         73.43
75.01 - 80.00 ............      716     165,373,297.76     39.89     230,968.29    6.511      360        728         79.65
80.01 - 85.00 ............        7       1,459,775.00      0.35     208,539.29    6.874      360        669         82.94
85.01 - 90.00 ............       75      16,686,222.11      4.03     222,482.96    6.746      360        706         89.02
90.01 - 95.00 ............       65      13,436,524.73      3.24     206,715.77    6.839      358        708         94.35
95.01 - 100.00 ...........        1         122,000.00      0.03     122,000.00    6.625      360        N/A        100.00
                              -----    ---------------    ------
   TOTAL .................    1,824    $414,524,013.01    100.00%
                              =====    ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 67.90%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

                  ORIGINAL COMBINED LOAN-TO-VALUE RATIOS(1)(2)

                                                          PERCENT                           WEIGHTED
                                                        OF INITIAL    AVERAGE               AVERAGE   WEIGHTED     WEIGHTED
                            NUMBER OF     AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE     AVERAGE
RANGE OF                     INITIAL      PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO       ORIGINAL
ORIGINAL COMBINED            MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)      LOANS      OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE     RATIO (%)
------------------------    ---------  ---------------  ----------  -----------  --------  ---------  --------  -------------
50.00 or Less ............      341    $ 63,232,055.21     15.25%    185,431.25    6.441      360        721        38.36
50.01 to 55.00 ...........      132      28,992,402.61      6.99     219,639.41    6.452      359        711        51.91
55.01 to 60.00 ...........      111      27,147,047.01      6.55     244,567.99    6.451      359        706        56.98
60.01 to 65.00 ...........      108      28,621,506.64      6.90     265,013.95    6.471      360        696        62.54
65.01 to 70.00 ...........       98      24,514,921.65      5.91     250,152.26    6.476      360        702        67.73
70.01 to 75.00 ...........      106      28,205,637.80      6.80     266,090.92    6.462      360        711        71.99
75.01 to 80.00 ...........      256      61,006,980.08     14.72     238,308.52    6.489      360        706        78.45
80.01 to 85.00 ...........       24       6,526,467.00      1.57     271,936.13    6.553      360        712        74.48
85.01 to 90.00 ...........      138      31,215,097.89      7.53     226,196.36    6.633      359        720        83.13
90.01 to 95.00 ...........      140      31,001,446.94      7.48     221,438.91    6.650      359        719        85.63
95.01 to 100.00 ..........      370      84,060,450.18     20.28     227,190.41    6.538      360        745        79.29
                              -----    ---------------    ------
   TOTAL .................    1,824    $414,524,013.01    100.00%
                              =====    ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Combined Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 73.72%.

(2) Takes into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

               GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                       PERCENT OF                          WEIGHTED              WEIGHTED
                             NUMBER                      INITIAL     AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      LOAN-TO-
                            MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
STATE                         LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE       (%)
-----                       --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
Arizona ..................      114   $ 23,194,687.84      5.60%    203,462.17    6.481      360        725       70.63
California ...............      433    120,433,346.53     29.05     278,137.06    6.459      360        711       61.15
Colorado .................       98     19,600,591.79      4.73     200,006.04    6.480      360        737       72.59
Florida ..................      170     33,642,813.53      8.12     197,898.90    6.522      359        704       66.75
Georgia ..................       56     11,029,692.07      2.66     196,958.79    6.603      360        723       73.71
Hawaii ...................       26      9,758,860.00      2.35     375,340.77    6.413      360        703       66.69
Maryland .................       35      9,135,106.55      2.20     261,003.04    6.510      360        723       68.88
Massachusetts ............       36      9,275,776.55      2.24     257,660.46    6.581      360        696       66.83
Nevada ...................       54     12,655,770.46      3.05     234,366.12    6.433      360        720       75.09
New Jersey ...............       35      9,868,563.53      2.38     281,958.96    6.599      358        727       66.19
New York .................       56     16,032,997.27      3.87     286,303.52    6.483      359        704       61.68
Oregon ...................       56     10,790,586.74      2.60     192,689.05    6.525      360        733       67.51
Texas ....................       82     13,667,067.45      3.30     166,671.55    6.538      360        725       77.53
Virginia .................       37      9,669,296.03      2.33     261,332.33    6.526      360        717       70.38
Washington ...............       82     19,472,120.00      4.70     237,464.88    6.495      360        732       72.14
Other (less than 2%) .....      454     86,296,736.67     20.82     190,080.92    6.568      359        726       72.95
                              -----   ---------------    ------
   TOTAL .................    1,824   $414,524,013.01    100.00%
                              =====   ===============    ======

----------
(1) The Other row in the preceding table includes 33 other states and the District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 0.458% of the Initial Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                       PERCENT OF                          WEIGHTED              WEIGHTED
                             NUMBER                      INITIAL     AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      LOAN-TO-
                            MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
LOAN PURPOSE                  LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE       (%)
------------                --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
Refinance (Cash-Out) .....      767   $176,507,532.00     42.58%    230,127.16    6.483      360        699       60.41
Purchase .................      727    161,363,006.83     38.93     221,957.37    6.518      360        741       75.73
Refinance (Rate/Term) ....      330     76,653,474.18     18.49     232,283.26    6.537      359        716       68.66
                              -----   ---------------    ------
   TOTAL .................    1,824   $414,524,013.01    100.00%
                              =====   ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                       PERCENT OF                          WEIGHTED              WEIGHTED
                             NUMBER                      INITIAL     AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      LOAN-TO-
                            MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
PROPERTY TYPE                 LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE       (%)
-------------               --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
2 to 4 Family Residence...      114   $ 34,015,509.22      8.21%    298,381.66    6.538      359        715       63.43
Condominium Hotel.........        1        269,439.00      0.06     269,439.00    6.875      359        802       95.00
Hi-rise Condominium.......       12      2,769,980.00      0.67     230,831.67    6.448      360        726       63.11
Low-rise Condominium......      134     26,605,046.75      6.42     198,545.13    6.539      360        728       69.52
Planned Unit Development..      421     95,014,074.25     22.92     225,686.64    6.490      360        724       71.61
Single Family Residence...    1,142    255,849,963.79     61.72     224,036.75    6.505      359        715       66.97
                              -----   ---------------    ------
   TOTAL..................    1,824   $414,524,013.01    100.00%
                              =====   ===============    ======

                               OCCUPANCY TYPES(1)

                                                       PERCENT OF                          WEIGHTED              WEIGHTED
                             NUMBER                      INITIAL     AVERAGE               AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED  REMAINING   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL      LOANS IN     BALANCE     AVERAGE   TERM TO     FICO      LOAN-TO-
                            MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
OCCUPANCY TYPE                LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE       (%)
--------------              --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
Investment Property ......      146   $ 28,232,831.93      6.81%    193,375.56    6.564      360        732       61.08
Primary Residence ........    1,596    370,021,511.20     89.26     231,843.05    6.501      360        716       68.47
Secondary Residence ......       82     16,269,669.88      3.92     198,410.61    6.538      360        734       66.76
                              -----   ---------------    ------
   TOTAL .................    1,824   $414,524,013.01    100.00%
                              =====   ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                       PERCENT OF                                     WEIGHTED
                             NUMBER                      INITIAL     AVERAGE              WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL   WEIGHTED   AVERAGE    ORIGINAL
                             INITIAL     PRINCIPAL      LOANS IN     BALANCE     AVERAGE    FICO      LOAN-TO-
REMAINING TERM              MORTGAGE      BALANCE         LOAN     OUTSTANDING  MORTGAGE   CREDIT   VALUE RATIO
TO MATURITY (MONTHS)          LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)    SCORE       (%)
--------------------        --------  ---------------  ----------  -----------  --------  --------  -----------
360 ......................    1,653   $379,295,135.94     91.50%    229,458.64    6.502      717       68.06
359 ......................      138     28,085,240.86      6.78     203,516.24    6.551      730       65.66
358 ......................       16      3,254,191.75      0.79     203,386.98    6.638      740       70.73
357 ......................        5      1,136,922.84      0.27     227,384.57    6.613      669       68.30
356 ......................        2        435,746.65      0.11     217,873.33    6.390      700       65.92
355 ......................        2        401,294.22      0.10     200,647.11    6.625      809       77.63
348 ......................        1         50,480.75      0.01      50,480.75    6.375      812       63.07
300 ......................        4      1,401,500.00      0.34     350,375.00    6.371      720       56.32
240 ......................        3        463,500.00      0.11     154,500.00    6.359      624       76.21
                              -----   ---------------    ------
   TOTAL .................    1,824   $414,524,013.01    100.00%
                              =====   ===============    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
INTEREST-ONLY PERIOD        MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
(MONTHS)                      LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE       (%)
--------------------        --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
0  ......................       958   $200,904,426.69     48.47%    209,712.35    6.526      359        715       66.20
120  ....................       826    204,972,976.59     49.45     248,151.30    6.489      360        721       69.56
180  ....................        40      8,646,609.73      2.09     216,165.24    6.472      360        731       67.95
                              -----   ---------------    ------
   TOTAL ................     1,824   $414,524,013.01    100.00%
                              =====   ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                         PERCENT                           WEIGHTED              WEIGHTED
                             NUMBER                    OF INITIAL    AVERAGE    WEIGHTED   AVERAGE   WEIGHTED    AVERAGE
                               OF        AGGREGATE      MORTGAGE    PRINCIPAL    AVERAGE  REMAINING   AVERAGE   ORIGINAL
                             INITIAL     PRINCIPAL        LOANS      BALANCE     CURRENT   TERM TO     FICO     LOAN-TO-
PREPAYMENT CHARGE           MORTGAGE      BALANCE        IN LOAN   OUTSTANDING  MORTGAGE   MATURITY   CREDIT   VALUE RATIO
PERIOD (MONTHS)               LOANS     OUTSTANDING      GROUP 2       ($)      RATE (%)   (MONTHS)    SCORE       (%)
-----------------           --------  ---------------  ----------  -----------  --------  ---------  --------  -----------
0 .......................     1,668   $380,686,669.10     91.84%    228,229.42    6.497      360        719       67.74
6 .......................         2        643,670.94      0.16     321,835.47    6.500      359        696       74.35
12 ......................         6      1,535,400.00      0.37     255,900.00    6.775      360        675       70.05
36 ......................        19      4,777,911.17      1.15     251,469.01    6.641      360        705       70.04
60 ......................       129     26,880,361.80      6.48     208,374.90    6.600      360        709       69.45
                              -----   ---------------    ------
   TOTAL ................     1,824   $414,524,013.01    100.00%
                              =====   ===============    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-41CB will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 2-A-1, Class 2-A-2,
Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 2-A-19,
Class 2-A-20, Class 1-X, Class 2-X, Class 1-PO, Class 2-PO, Class A-R, Class 1-M, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 1-B-4, Class 1-B-5, Class 2-M, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class 2-B-4 and Class 2-B-5 Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

     When describing the certificates in this free writing prospectus, we use the following terms:

           DESIGNATION                         CLASSES OF CERTIFICATES
           -----------                         -----------------------
   Group 1 Senior Certificates      Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                                       1-A-4, Class 1-A-5, Class 1-A-6, Class
                                       1-A-7, Class 1-A-8, Class 1-A-9, Class
                                      1-A-10, Class 1-A-11, Class 1-A-12, Class
                                      1-A-13, Class 1-A-14, Class 1-A-15, Class
                                     A-R, Class 1-X and Class 1-PO Certificates

   Group 2 Senior Certificates      Class 2-A-1, Class 2-A-2, Class 2-A-3, Class
                                       2-A-4, Class 2-A-5, Class 2-A-6, Class
                                       2-A-7, Class 2-A-8, Class 2-A-9, Class
                                      2-A-10, Class 2-A-11, Class 2-A-12, Class
                                      2-A-13, Class 2-A-14, Class 2-A-15, Class
                                      2-A-16, Class 2-A-17, Class 2-A-18, Class
                                      2-A-19, Class 2-A-20, Class 2-X and Class
                                                  2-PO Certificates

    Senior Certificate Group         Each of the Group 1 Senior Certificates and
                                           the Group 2 Senior Certificates

       Senior Certificates             Group 1 Senior Certificates and Group 2
                                                 Senior Certificates

    Subordinated Certificates        Group 1 Subordinated Certificates and Group
                                             2 Subordinated Certificates

Group 1 Subordinated Certificates       Class 1-M and Class 1-B Certificates

Group 2 Subordinated Certificates       Class 2-M and Class 2-B Certificates

      Group 1 Certificates             Group 1 Senior Certificates and Group 1
                                              Subordinated Certificates

      Group 2 Certificates             Group 2 Senior Certificates and Group 2
                                              Subordinated Certificates

       LIBOR Certificates              Class 1-A-1, Class 1-A-2, Class 1-A-14,
                                       Class 1-A-15, Class 2-A-7, Class 2-A-8,
                                      Class 2-A-9 and Class 2-A-10 Certificates

      Class M Certificates              Class 1-M and Class 2-M Certificates

      Class X Certificates              Class 1-X and Class 2-X Certificates

     Class 1-B Certificates         Class 1-B-1, Class 1-B-2, Class 1-B-3, Class
                                         1-B-4 and Class 1-B-5 Certificates

           DESIGNATION                         CLASSES OF CERTIFICATES
           -----------                         -----------------------
     Class 2-B Certificates         Class 2-B-1, Class 2-B-2, Class 2-B-3, Class
                                         2-B-4 and Class 2-B-5 Certificates

      Class B Certificates              Class 1-B and Class 2-B Certificates

  Notional Amount Certificates        Class 1-A-6, Class 1-A-14, Class 1-A-15,
                                      Class 2-A-9, Class 2-A-10, Class 2-A-11,
                                        Class 1-X and Class 2-X Certificates

      Class PO Certificates            Class 1-PO and Class 2-PO Certificates

      Offered Certificates           Senior Certificates, Class M Certificates,
                                      Class 1-B-1, Class 1-B-2, Class 2-B-1 and
                                              Class 2-B-2 Certificates

     The certificates are generally referred to as the following types:

          CLASS                                                          TYPE
-------------------------   ----------------------------------------------------------------------------------------------
Class 1-A-1                                         Senior/Floating Pass-Through Rate/Super Senior
Class 1-A-2                       Senior/Floating Pass-Through Rate/Accretion Directed/Targeted Balance/Super Senior
Class 1-A-3                                           Senior/Fixed Pass-Through Rate/Super Senior
Class 1-A-4                                         Senior/Fixed Pass-Through Rate/NAS/Super Senior
Class 1-A-5                 Senior/Fixed Pass-Through Rate/Accrual/Companion/Accretion Directed/Targeted Balance/Component
Class 1-A-6                                  Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only
Class 1-A-7                                                 Senior/Fixed Pass-Through Rate
Class 1-A-8                                           Senior/Fixed Pass-Through Rate/NAS/Support
Class 1-A-9                                                 Senior/Fixed Pass-Through Rate
Class 1-A-10                                                Senior/Fixed Pass-Through Rate
Class 1-A-11                                          Senior/Fixed Pass-Through Rate/Super Senior
Class 1-A-12                                            Senior/Fixed Pass-Through Rate/Support
Class 1-A-13                                                Senior/Fixed Pass-Through Rate
Class 1-A-14                            Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only
Class 1-A-15                            Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only
Class 2-A-1                                                 Senior/Fixed Pass-Through Rate
Class 2-A-2                                                 Senior/Fixed Pass-Through Rate
Class 2-A-3                                                 Senior/Fixed Pass-Through Rate
Class 2-A-4                                                 Senior/Fixed Pass-Through Rate
Class 2-A-5                                                 Senior/Fixed Pass-Through Rate
Class 2-A-6                                                 Senior/Fixed Pass-Through Rate
Class 2-A-7                                         Senior/Floating Pass-Through Rate/Super Senior
Class 2-A-8                                         Senior/Floating Pass-Through Rate/Super Senior
Class 2-A-9                             Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only
Class 2-A-10                            Senior/Inverse Floating Pass-Through Rate/Notional Amount/Interest-Only
Class 2-A-11                                 Senior/Fixed Pass-Through Rate/Notional Amount/Interest-Only
Class 2-A-12                                                Senior/Fixed Pass-Through Rate
Class 2-A-13                                        Senior/Fixed Pass-Through Rate/NAS/Super Senior
Class 2-A-14                                                Senior/Fixed Pass-Through Rate
Class 2-A-15                                        Senior/Fixed Pass-Through Rate/NAS/Super Senior
Class 2-A-16                                          Senior/Fixed Pass-Through Rate/NAS/Support
Class 2-A-17                                                Senior/Fixed Pass-Through Rate
Class 2-A-18                                                Senior/Fixed Pass-Through Rate

          CLASS                                                          TYPE
-------------------------   ----------------------------------------------------------------------------------------------
Class 2-A-19                                          Senior/Fixed Pass-Through Rate/NAS/Support
Class 2-A-20                                                Senior/Fixed Pass-Through Rate
Class 1-X                                   Senior/Notional Amount/Interest-Only/Variable Pass-Through Rate
Class 2-X                                   Senior/Notional Amount/Interest-Only/Variable Pass-Through Rate
Class 1-PO                                                       Senior/Principal Only
Class 2-PO                                                       Senior/Principal Only
Class A-R                                                           Senior/Residual
Subordinated Certificates                                 Subordinate/Fixed Pass-Through Rate

     The non-offered certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the non-offered certificates is provided only to permit a better understanding of the offered certificates.

     The group 1 senior certificates will have an initial aggregate Class Certificate Balance of approximately $636,111,923 and will evidence in the aggregate an initial beneficial ownership interest in the mortgage loans in loan group 1 of approximately 95.80%. The group 2 senior certificates will have an initial aggregate Class Certificate Balance of approximately $461,996,932 and will evidence in the aggregate an initial beneficial ownership interest in the mortgage loans in loan group 2 of approximately 95.85%. The Class Subordination Percentage of each class of subordinated certificates as of the closing date, which represents the initial beneficial ownership of each such class in the related loan group, is approximately as follows:

                                        CLASS SUBORDINATION
THE GROUP 1 SUBORDINATED CERTIFICATES        PERCENTAGE
-------------------------------------   -------------------
Class 1-M............................          1.95%
Class 1-B-1..........................          0.75%
Class 1-B-2..........................          0.55%
Class 1-B-3..........................          0.40%
Class 1-B-4..........................          0.30%
Class 1-B-5..........................          0.25%

                                        CLASS SUBORDINATION
THE GROUP 2 SUBORDINATED CERTIFICATES        PERCENTAGE
-------------------------------------   -------------------
Class 2-M............................          1.90%
Class 2-B-1..........................          0.75%
Class 2-B-2..........................          0.55%
Class 2-B-3..........................          0.40%
Class 2-B-4..........................          0.30%
Class 2-B-5..........................          0.25%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     all amounts previously distributed to holders of certificates of the class as payments of principal,

     the amount of Realized Losses allocated to the class, in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and in the case of the Class 1-A-5A and Class 1-A-5B Components, increased by all interest accrued and added to their respective Component Principal Balances prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates or components, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance or Component Principal Balance of that class of certificates or components. See "The Agreements -- Realization Upon Defaulted Loans -- Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates in a certificate group then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates in that certificate group, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans in the related loan group as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-A-6, Class 1-A-14, Class 1-A-15, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 1-X and Class 2-X Certificates are notional amount certificates.

     The notional amount for any Distribution Date and: (i) the Class 1-A-6 Certificates will equal the Class Certificate Balance of the Class 1-A-4 Certificates immediately prior to such Distribution Date; (ii) the Class 1-A-14 Certificates will equal the Class Certificate Balance of the Class 1-A-1 Certificates immediately prior to such Distribution Date; (iii) the Class 1-A-15 Certificates will equal the Class Certificate Balance of the Class 1-A-2 Certificates immediately prior to such Distribution Date; (iv) the Class 2-A-9 Certificates will equal the Class Certificate Balance of the Class 2-A-7 Certificates immediately prior to such Distribution Date; (v) the Class 2-A-10 Certificates will equal the Class Certificate Balance of the Class 2-A-8 Certificates immediately prior to such Distribution Date; (vi) the Class 2-A-11 Certificates will equal the aggregate Class Certificate Balance of the Class 2-A-13 and Class 2-A-15 Certificates immediately prior to such Distribution Date; (vii) the Class 1-X Certificates will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date) and (viii) the Class 2-X Certificates will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

COMPONENT CLASS

     The Class 1-A-5 Certificates are comprised of two components and are referred to in this free writing prospectus as component certificates.

     Solely for purposes of calculating distributions and allocating losses, the Class 1-A-5 Certificates will be made up of two components having the designations, initial Component Balances and pass-through rates set forth below:

                                          INITIAL
                                         COMPONENT
DESIGNATION                               BALANCE    PASS-THROUGH RATE
-----------                             ----------   -----------------
Class 1-A-5A Component...............   $3,219,000         6.00%
Class 1-A-5B Component...............   $  432,000         6.00%

     The Component Balance with respect to any component as of any Distribution Date is the initial Component Balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates, and increased by interest accrued thereon and added to their respective Component Balances on prior Distribution Dates.

     The Class Certificate Balance of each class of component certificates on any Distribution Date will equal the aggregate of the Component Balances on that Distribution Date of the related components described above. The components comprising the component certificates will not be separately transferable from such class of certificates. As used in this free writing prospectus, Class 1-A-5 Component will mean the Class 1-A-5A Component or the Class 1-A-5B Component, as applicable.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates (other than the Class A-R Certificates) will be book-entry certificates (the "Book-Entry Certificates"). The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Persons acquiring beneficial ownership interests in the Book-Entry Certificates ("Certificate Owners") will hold their Book-Entry Certificates through the Depository Trust Company ("DTC") in the United States, or Clearstream, Luxembourg (as defined in this free writing prospectus) or the Euroclear System ("Euroclear"), in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Each class of Book-Entry Certificates will be issued in one or more certificates that will equal the aggregate principal balance of the applicable Class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank will act as depositary for Clearstream, Luxembourg and Chase will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Certificates (other than the Class 1-A-3, Class 1-A-7, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-12, Class 2-A-14, Class 2-A-17, Class 2-A-18 and Class 2-A-20 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1.00 in excess thereof. Investors may hold such beneficial interests in the Class 1-A-3, Class 1-A-7, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 2-A-1, Class 2-A-2,
Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-12, Class 2-A-14, Class 2-A-17, Class 2-A-18 and Class 2-A-20 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1.00 in excess thereof. Except as described below, no person acquiring a beneficial ownership in a Book-Entry Certificate (each, a "beneficial owner") will be entitled to receive a physical certificate representing such person's beneficial ownership interest in such Book-Entry Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the pooling and servicing agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations ("Participants") and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and organizations which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"), with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Offered Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Book-Entry Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Book-Entry Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Book-Entry Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during, subsequent securities settlement processing and dated the business day following, the DTC settlement date. Such credits or any transactions in such securities, settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear, as a result of sales of securities by or through a Clearstream, Luxembourg Participant or Euroclear Participant to a DTC Participant, will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures, relating to the Offered Certificates, see "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the prospectus and "Global, Clearance, Settlement And Tax Documentation Procedures -- Material U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterpart in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg Participants and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg ("Clearstream, Luxembourg"), was incorporated in 1970 as "Clearstream, Luxembourg S.A." a company with limited liability under Luxembourg law (a societe anonyme). Clearstream, Luxembourg S.A. subsequently changed its name to Cedelbank. On 10 January 2000, Cedelbank's parent company, Clearstream, Luxembourg International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Clearstream, Luxembourg International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Clearstream, Luxembourg International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Clearstream, Luxembourg International's stock.

     Further to the merger, the Board of Directors of New Clearstream, Luxembourg International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream" With effect from January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme" and Clearstream, Luxembourg Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, "CSSF," which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of the Euroclear Operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.

Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator has a banking license from the Belgian Banking and Finance Commission. This license authorizes the Euroclear Operator to carry out banking activities on a global basis.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede & Co. Distributions with respect to Offered Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" and "Miscellaneous Tax Aspects -- Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the depository system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the issuing entity provided by the master servicer to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC or the Relevant Depositary, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the depositor and the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the pooling and servicing agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder of a Book-Entry Certificate under the pooling and servicing agreement on behalf of a Clearstream, Luxembourg Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Book-Entry Certificates which conflict with actions taken with respect to other Book-Entry Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depositary with respect to the Book-Entry Certificates and the depositor or the trustee is unable to locate a qualified successor, (b) the beneficial owners having not less than 51% of the voting rights (as defined in the pooling and servicing agreement) of a class at their sole option and expense, elect to remove their Book-Entry Certificates from DTC or (c) after the occurrence of an event of default (as defined in the pooling and servicing agreement), beneficial owners having not less than 51% of the voting rights evidenced by the Offered Certificates advise the trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global certificate or certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as holders of the related Offered Certificates under the pooling and servicing agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     For a description of the procedures generally applicable to Book-Entry Certificates, see "Description of the Securities - Book-Entry Registration of Securities" in the prospectus.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- BBA Method."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.32%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the mortgage loans, including principal prepayments;

          - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all Substitution Adjustment Amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from funds in the Certificate Account from the applicable mortgage loans for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

          - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the related trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-funding Account, other than investment earnings, for distribution to the related certificateholders. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee; and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the trustee fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. In the case of:

     the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

     the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

     the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Pre-funding Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the depositor's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or the Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

     The Corridor Contract Reserve Funds. Funds in the Class 1-A-2 Corridor Contract Reserve Fund and the Combined Corridor Contract Reserve Fund will not be invested.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

 TYPE / RECIPIENT (1)                   AMOUNT                 GENERAL PURPOSE                SOURCE (2)                 FREQUENCY
 --------------------    -----------------------------------   ---------------   -----------------------------------   -------------
FEES

Master Servicing Fee /   One-twelfth of the Stated Principal   Compensation      Amounts on deposit in the             Monthly
Master Servicer          Balance of each mortgage loan                           Certificate Account representing
                         multiplied by the master servicing                      payments of interest and
                         fee rate (3)                                            application of liquidation proceeds
                                                                                 with respect to that mortgage loan

                         -    All late payment fees,           Compensation      Payments made by obligors with        Time to time
                              assumption fees and other                          respect to the mortgage loans
                              similar charges including
                              prepayment charges

                         -    All investment income earned     Compensation      Investment income related to the      Monthly
                              on amounts on deposit in the                       Certificate Account and the
                              Certificate Account and                            Distribution Account
                              Distribution Account.

                         -    Excess Proceeds (4)              Compensation      Liquidation proceeds and Subsequent   Time to time
                                                                                 Recoveries

Trustee Fee (the         One-twelfth of the Trustee Fee Rate   Compensation      Amounts on deposit in the             Monthly
"Trustee Fee") /         multiplied by the aggregate Stated                      Certificate Account or the
Trustee                  Principal Balance of the                                Distribution Account
                         outstanding mortgage loans. (5)

EXPENSES

Insured expenses /       Expenses incurred by the Master       Reimbursement     To the extent the expenses are        Time to time
Master Servicer          Servicer                              of Expenses       covered by an insurance policy with
                                                                                 respect to the mortgage loan

Servicing Advances /     To the extent of funds available,     Reimbursement     With respect to each mortgage loan,   Time to time
Master Servicer          the amount of any Servicing           of Expenses       late recoveries of the payments of
                         Advances.                                               the costs and expenses, liquidation
                                                                                 proceeds, Subsequent Recoveries,
                                                                                 purchase proceeds or repurchase
                                                                                 proceeds for that mortgage loan (6)

Indemnification          Amounts for which the sellers, the    Indemnification   Amounts on deposit on the             Monthly
expenses / the           master servicer and depositor are                       Certificate Account
sellers, the master      entitled to indemnification (7)
servicer and the
depositor

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each mortgage loan will be 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the mortgage loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in December 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the certificates in a certificate group will be made on each Distribution Date primarily from Available Funds of the related loan group in the following order:

     to interest on each interest-bearing class or component of senior certificates in the related senior certificate group, pro rata, based on their respective interest entitlements;

     to principal of the classes or components of senior certificates relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal," in this free writing prospectus, in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes or components on the Distribution Date;

     to any Class PO Deferred Amounts with respect to the related class of Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the related group of subordinated certificates;

     to interest on and then principal of each class of subordinated certificates in the related certificate group, in the order of their numerical class designations, beginning with the related class of Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     any remaining available amounts to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender acquired primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and
     (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts and the Compensating Interest;

     amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or the master servicer as of the Distribution Date, and for each Distribution Date during, and the Distribution Date immediately after the Pre-funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Pre-funding Period, any amounts remaining in the Pre-funding Account after the end of the Pre-funding Period (net of any investment income thereon) that is allocated to that loan group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     LIBOR Certificates.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the Initial Pass-Through Rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable Maximum and Minimum Pass-Through Rates, at the per annum rate determined by reference to LIBOR as described below:

                      INITIAL         MAXIMUM/MINIMUM    FORMULA FOR CALCULATION OF CLASS
CLASS            PASS-THROUGH RATE   PASS-THROUGH RATE           PASS-THROUGH RATE
-----            -----------------   -----------------   --------------------------------
Class 1-A-1...         5.97%            6.00% /0.65%               LIBOR + 0.65%
Class 1-A-2...         5.92%            6.00% /0.60%               LIBOR + 0.60%
Class 1-A-14..         0.03%            5.35% /0.00%               5.35% - LIBOR
Class 1-A-15..         0.08%            5.40% /0.00%               5.40% - LIBOR
Class 2-A-7...         5.92%            6.00% /0.60%               LIBOR + 0.60%
Class 2-A-8...         5.97%            6.00% /0.65%               LIBOR + 0.65%
Class 2-A-9...         0.08%            5.40% /0.00%               5.40% - LIBOR
Class 2-A-10..         0.03%            5.35% /0.00%               5.35% - LIBOR

     Class 1-X and Class 2-X Certificates

     The pass-through rate for the Class 1-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 1, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 1-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.318835% per annum.

     The pass-through rate for the Class 2-X Certificates for the interest accrual period for any Distribution Date will equal the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in loan group 2, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class 2-X Certificates for the interest accrual period for the first Distribution Date is expected to be approximately 0.312875% per annum.

     The Class PO Certificates are principal only certificates and will not bear interest.

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which the Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates and components will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any class or component will be equal to the sum of:

     interest at the applicable pass-through rate on the related Class Certificate Balance, Component Principal Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

     The Class 1-A-5A and Class 1-A-5B Components are accrual components. Interest will accrue on the Class 1-A-5A and Class 1-A-5B Components during each interest accrual period at a per annum rate of 6.00%. However, this accrued amount will not be distributed as interest to the Class 1-A-5A and Class 1-A-5B Components until the related Accrual Termination Date, which is the earlier of:

          - the date on which the Class Certificate Balance of each class of Group 1 Subordinated Certificates is reduced to zero; and

          - in the case of the Class 1-A-5A Component, the Distribution Date on which the Class Certificate Balance of the Class 1-A-2 Certificates and the Component Principal Balance of the Class 1-A-5B Component are reduced to zero; or

          - in the case of the Class 1-A-5B Component, the Distribution Date on which the Class Certificate Balance of the Class 1-A-2 Certificates is reduced to zero.

     This accrued and unpaid interest will be added to the respective Component Principal Balances of the Class 1-A-5A and Class 1-A-5B Components on the related Distribution Date.

     For each Distribution Date, on or prior to the applicable Corridor Contract Termination Date, on which LIBOR exceeds the applicable Corridor Strike Rate, in addition to the interest distribution amount described above, the Class 1-A-1, Class 1-A-2, Class 2-A-7 and Class 2-A-8 Certificates will be entitled to receive the related yield supplement amount from payments distributed to the trustee with respect to the related Corridor Contract. See "--The Corridor Contracts" in this free writing prospectus.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class or component of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls for that Distribution Date experienced by the related loan group. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     any net prepayment interest shortfalls for that loan group and Distribution Date, and the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the Compensating Interest for that loan group and Distribution Date.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the mortgage loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements--Certain Legal Aspects of the Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all interest-bearing classes or components of the related senior and subordinated certificates on such Distribution Date, based on the amount of interest each such class of certificates or component would otherwise be entitled to receive or accrete on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates and components related to that loan group, interest will be distributed or accreted on each related class of certificates or components of equal priority, pro rata based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACTS

     Credit Suisse Management LLC, an affiliate of Credit Suisse Securities
(USA) LLC, has entered into four separate interest rate corridor contracts (each a "Corridor Contract" and, together, the "Corridor Contracts"), with Credit Suisse International (the "Corridor Contract Counterparty"):

          -    the Class 1-A-1 Corridor Contract,

          -    the Class 1-A-2 Corridor Contract,

          -    the Class 2-A-7 Corridor Contract, and

          -    the Class 2-A-8 Corridor Contract.

     On the Closing Date, Credit Suisse Management LLC will assign its rights under the Class 1-A-1, Class 2-A-7 and Class 2-A-8 Corridor Contracts to The Bank of New York, as supplemental interest trustee (in such capacity, the "supplemental interest trustee") and Credit Suisse Management LLC will assign its rights under the Class 1-A-2 Corridor Contract to The Bank of New York as corridor contract administrator, for the benefit of the issuing entity (in such capacity, the "Corridor Contract Administrator"), each as set forth in the documentation associated with the related Corridor Contract, including, without limitation, a 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated November 30, 2006, the Schedule thereto and a Confirmation thereunder. Each Corridor Contract is also subject to the 2000 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. Beginning with the Distribution Date in December 2006 through the Distribution Date on which the related Corridor Contract is scheduled to terminate (each, a "Corridor Contract Termination Date"), the Class 1-A-1, Class 1-A-2, Class 2-A-7 and Class 2-A-8 Certificates will each have the benefit of the related Corridor Contract.

     The Class 1-A-1, Class 2-A-7 and Class 2-A-8 Corridor Contracts will be an asset of a separate trust (the "supplemental interest trust") created under the pooling and servicing agreement for the benefit of the Class 1-A-1, Class 2-A-7 and Class 2-A-8 Certificates.

     The Corridor Contract Administrator, Credit Suisse Securities (USA) LLC and the trustee on behalf of the issuing entity, will enter into a corridor contract administration agreement (the "Corridor Contract Administration Agreement") pursuant to which the Corridor Contract Administrator will allocate any payments received under the Class 1-A-2 Corridor Contract as described below.

     With respect to a Corridor Contract and any Distribution Date on or prior to the related Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under that Corridor Contract will equal the product of:

          (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the related Corridor Ceiling Rate over (y) the related Corridor Strike Rate,

          (ii) the related Corridor Contract Notional Balance for such Distribution Date, and

          (iii) one-twelfth.

The Corridor Contract Termination Date, Corridor Ceiling Rate and Corridor Strike Rate for each Corridor Contract are as follows:

                        CORRIDOR CONTRACT     CORRIDOR       CORRIDOR
CLASS OF CERTIFICATES    TERMINATION DATE   CEILING RATE   STRIKE RATE
---------------------   -----------------   ------------   -----------
Class 1-A-1..........      November 2013        8.85%         5.35%
Class 1-A-2..........       April 2024          8.90%         5.40%
Class 2-A-7..........      January 2010         8.90%         5.40%
Class 2-A-8..........      December 2013        8.85%         5.35%

     Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to the Class 1-A-2 Corridor Contract and such Distribution Date (other than any termination payment, which will be allocated as described below) first, to the trustee, in an amount that would be payable under the Class 1-A-2 Corridor Contract but, if clause (ii) of the preceding paragraph, were equal to the lesser of the Class 1-A-2 Corridor Contract Notional Balance for such Distribution Date and the Class Certificate Balance of the Class 1-A-2

Certificates immediately prior to such Distribution Date (any such amount, a "Net Class 1-A-2 Corridor Contract Payment"), and second, to Credit Suisse Securities (USA) LLC, the remainder, if any (any such remainder, an "Excess Class 1-A-2 Corridor Contract Payment"). Excess Class 1-A-2 Corridor Contract Payments will not be available to pay any Yield Supplement Amounts on the Class 1-A-2 Certificates.

     On or prior to a Corridor Contract Termination Date, amounts (if any) received under the Class 1-A-1, Class 2-A-7 and Class 2-A-8 Corridor Contract by the supplemental interest trustee will be used to pay the related Yield Supplement Amount as described below under "--The Corridor Contract Reserve Fund." Amounts received on the Class 1-A-1, Class 2-A-7 or Class 2-A-8 Corridor Contract in excess of the amount necessary to pay the related Yield Supplement Amount on any Distribution Date will remain in the Combined Corridor Contract Reserve Fund and may be used to pay the related Yield Supplement Amount on future Distribution Dates. Such amounts will not be available to make distributions on any class of certificates other than the Class 1-A-1, Class 2-A-7 or Class 2-A-8 Certificates, as applicable.

     The Class 1-A-1 Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 100% of the Prepayment Assumption. The Class 1-A-2 Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 75% of the Prepayment Assumption. The Class 2-A-7 Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 100% of the Prepayment Assumption. The Class 2-A-8 Corridor Contract Notional Balance is based on the mortgage loans having a constant prepayment rate equal to 100% of the Prepayment Assumption.

     The "Class 1-A-1 Corridor Contract Notional Balance", "Class 1-A-2 Corridor Contract Notional Balance", "Class 2-A-7 Corridor Contract Notional Balance" and the "Class 2-A-8 Corridor Contract Notional Balance" are as described in the following tables:

                                     CLASS 1-A-1
                                      CORRIDOR
                                      CONTRACT
                                      NOTIONAL
   MONTH OF DISTRIBUTION DATE        BALANCE ($)
   --------------------------      --------------
December 2006 ..................   100,000,000.00
January 2007 ...................    98,955,153.64
February 2007 ..................    97,725,329.63
March 2007 .....................    96,314,681.96
April 2007 .....................    94,727,772.27
May 2007 .......................    92,969,596.87
June 2007 ......................    91,045,574.36
July 2007 ......................    88,961,531.42
August 2007 ....................    86,723,686.93
September 2007 .................    84,338,634.24
October 2007 ...................    81,813,321.89
November 2007 ..................    79,155,032.66
December 2007 ..................    76,444,729.67
January 2008 ...................    73,809,925.40
February 2008 ..................    71,249,212.45
March 2008 .....................    68,761,209.56
April 2008 .....................    66,344,561.13
May 2008 .......................    63,997,936.79
June 2008 ......................    61,720,030.87
July 2008 ......................    59,509,561.98
August 2008 ....................    57,365,272.54
September 2008 .................    55,285,928.37
October 2008 ...................    53,270,318.22
November 2008 ..................    51,317,253.37
December 2008 ..................    49,425,567.19
January 2009 ...................    47,594,114.76
February 2009 ..................    45,821,772.43
March 2009 .....................    44,107,437.46
April 2009 .....................    42,450,027.63
May 2009 .......................    40,848,480.82
June 2009 ......................    39,301,754.67
July 2009 ......................    37,808,826.24
August 2009 ....................    36,368,691.59
September 2009 .................    34,980,365.46

                                     CLASS 1-A-1
                                      CORRIDOR
                                      CONTRACT
                                      NOTIONAL
   MONTH OF DISTRIBUTION DATE        BALANCE ($)
   --------------------------      --------------
October 2009 ...................    33,642,880.93
November 2009 ..................    32,355,289.06
December 2009 ..................    31,116,658.56
January 2010 ...................    29,926,075.49
February 2010 ..................    28,782,642.91
March 2010 .....................    27,685,480.56
April 2010 .....................    26,633,724.57
May 2010 .......................    25,626,527.16
June 2010 ......................    24,663,056.30
July 2010 ......................    23,742,495.48
August 2010 ....................    22,864,043.38
September 2010 .................    22,026,913.58
October 2010 ...................    21,230,334.33
November 2010 ..................    20,473,548.23
December 2010 ..................    19,755,811.99
January 2011 ...................    19,076,396.15
February 2011 ..................    18,434,584.86
March 2011 .....................    17,829,675.57
April 2011 .....................    17,260,978.85
May 2011 .......................    16,727,818.07
June 2011 ......................    16,229,529.25
July 2011 ......................    15,765,460.75
August 2011 ....................    15,334,973.07
September 2011 .................    14,937,438.65
October 2011 ...................    14,572,241.58
November 2011 ..................    14,238,777.47
December 2011 ..................    13,936,453.17
January 2012 ...................    13,936,329.60
February 2012 ..................    13,936,208.83
March 2012 .....................    13,936,090.80
April 2012 .....................    13,935,975.47
May 2012 .......................    13,935,862.78
June 2012 ......................    13,935,752.67
July 2012 ......................    13,455,701.60
August 2012 ....................    12,404,833.73
September 2012 .................    11,378,332.28
October 2012 ...................    10,375,716.03
November 2012 ..................     9,396,512.88
December 2012 ..................     8,440,259.63
January 2013 ...................     7,614,306.28
February 2013 ..................     6,808,964.81
March 2013 .....................     6,023,811.86
April 2013 .....................     5,258,432.24
May 2013 .......................     4,512,418.78
June 2013 ......................     3,785,372.19
July 2013 ......................     3,076,900.85
August 2013 ....................     2,386,620.75
September 2013 .................     1,714,155.29
October 2013 ...................     1,059,135.14
November 2013 ..................       421,198.14
December 2013 and thereafter ...             0.00

                                    CLASS 1-A-2
                                      CORRIDOR
                                      CONTRACT
                                      NOTIONAL
   MONTH OF DISTRIBUTION DATE       BALANCE ($)
   --------------------------      -------------
December 2006 ..................   50,000,000.00

                                    CLASS 1-A-2
                                      CORRIDOR
                                      CONTRACT
                                      NOTIONAL
   MONTH OF DISTRIBUTION DATE       BALANCE ($)
   --------------------------      -------------
January 2007 ...................   49,981,659.95
February 2007 ..................   49,946,873.61
March 2007 .....................   49,846,866.96
April 2007 .....................   49,682,466.08
May 2007 .......................   49,454,573.19
June 2007 ......................   49,164,165.50
July 2007 ......................   48,733,264.74
August 2007 ....................   47,730,269.88
September 2007 .................   46,643,924.80
October 2007 ...................   45,477,013.32
November 2007 ..................   44,232,461.16
December 2007 ..................   42,951,621.49
January 2008 ...................   41,700,741.91
February 2008 ..................   40,479,414.74
March 2008 .....................   39,287,237.81
April 2008 .....................   38,123,814.40
May 2008 .......................   36,988,753.18
June 2008 ......................   35,881,668.10
July 2008 ......................   34,802,178.37
August 2008 ....................   33,749,908.32
September 2008 .................   32,724,487.42
October 2008 ...................   31,725,550.13
November 2008 ..................   30,752,735.88
December 2008 ..................   29,805,688.97
January 2009 ...................   28,884,058.53
February 2009 ..................   27,987,498.47
March 2009 .....................   27,115,667.35
April 2009 .....................   26,268,228.39
May 2009 .......................   25,444,849.36
June 2009 ......................   24,645,202.55
July 2009 ......................   23,868,964.68
August 2009 ....................   23,115,816.85
September 2009 .................   22,385,444.51
October 2009 ...................   21,677,537.34
November 2009 ..................   20,991,789.25
December 2009 ..................   20,327,898.31
January 2010 ...................   19,685,566.66
February 2010 ..................   19,064,500.51
March 2010 .....................   18,464,410.02
April 2010 .....................   17,885,009.31
May 2010 .......................   17,326,016.36
June 2010 ......................   16,787,153.00
July 2010 ......................   16,268,144.81
August 2010 ....................   15,768,721.10
September 2010 .................   15,288,614.85
October 2010 ...................   14,827,562.69
November 2010 ..................   14,385,304.78
December 2010 ..................   13,961,584.84
January 2011 ...................   13,556,150.05
February 2011 ..................   13,168,751.04
March 2011 .....................   12,799,141.79
April 2011 .....................   12,447,079.67
May 2011 .......................   12,112,325.30
June 2011 ......................   11,794,642.57
July 2011 ......................   11,493,798.57
August 2011 ....................   11,209,563.56
September 2011 .................   10,941,710.90
October 2011 ...................   10,690,017.04
November 2011 ..................   10,454,261.48
December 2011 ..................   10,234,226.69
January 2012 ...................   10,210,227.97
February 2012 ..................   10,200,770.61
March 2012 .....................   10,197,738.67
April 2012 .....................   10,194,693.42
May 2012 .......................   10,191,634.79
June 2012 ......................   10,188,562.67
July 2012 ......................   10,185,476.97

                                    CLASS 1-A-2
                                      CORRIDOR
                                      CONTRACT
                                      NOTIONAL
   MONTH OF DISTRIBUTION DATE       BALANCE ($)
   --------------------------      -------------
August 2012 ....................   10,182,377.60
September 2012 .................   10,179,264.46
October 2012 ...................   10,176,137.45
November 2012 ..................   10,172,996.49
December 2012 ..................   10,169,841.48
January 2013 ...................   10,166,678.06
February 2013 ..................   10,163,500.34
March 2013 .....................   10,160,308.23
April 2013 .....................   10,157,101.63
May 2013 .......................   10,153,880.45
June 2013 ......................   10,150,644.61
July 2013 ......................   10,147,393.99
August 2013 ....................   10,144,128.50
September 2013 .................   10,140,848.06
October 2013 ...................   10,137,552.56
November 2013 ..................   10,134,241.91
December 2013 ..................   10,130,916.02
January 2014 ...................   10,127,585.51
February 2014 ..................   10,124,239.41
March 2014 .....................   10,120,877.63
April 2014 .....................   10,117,500.06
May 2014 .......................   10,114,106.62
June 2014 ......................   10,110,697.21
July 2014 ......................   10,107,271.74
August 2014 ....................   10,103,830.10
September 2014 .................   10,100,372.20
October 2014 ...................   10,096,897.94
November 2014 ..................   10,093,407.23
December 2014 ..................   10,089,899.97
January 2015 ...................   10,086,385.77
February 2015 ..................   10,082,854.64
March 2015 .....................   10,079,306.47
April 2015 .....................   10,075,741.18
May 2015 .......................    9,882,145.95
June 2015 ......................    9,626,075.36
July 2015 ......................    9,374,556.63
August 2015 ....................    9,127,515.42
September 2015 .................    8,884,878.51
October 2015 ...................    8,646,573.83
November 2015 ..................    8,412,530.39
December 2015 ..................    8,182,678.29
January 2016 ...................    8,041,823.52
February 2016 ..................    7,902,861.44
March 2016 .....................    7,765,765.72
April 2016 .....................    7,630,510.36
May 2016 .......................    7,497,069.75
June 2016 ......................    7,365,418.61
July 2016 ......................    7,235,532.00
August 2016 ....................    7,107,385.32
September 2016 .................    6,980,954.31
October 2016 ...................    6,856,215.02
November 2016 ..................    6,733,143.86
December 2016 ..................    6,611,717.51
January 2017 ...................    6,483,577.49
February 2017 ..................    6,357,216.60
March 2017 .....................    6,232,609.51
April 2017 .....................    6,109,731.25
May 2017 .......................    5,988,557.16
June 2017 ......................    5,869,062.94
July 2017 ......................    5,751,224.63
August 2017 ....................    5,635,018.58
September 2017 .................    5,520,421.48
October 2017 ...................    5,407,410.32
November 2017 ..................    5,295,962.43
December 2017 ..................    5,186,055.43
January 2018 ...................    5,077,667.26
February 2018 ..................    4,970,776.16

                                    CLASS 1-A-2
                                      CORRIDOR
                                      CONTRACT
                                      NOTIONAL
   MONTH OF DISTRIBUTION DATE       BALANCE ($)
   --------------------------      -------------
March 2018 .....................    4,865,360.66
April 2018 .....................    4,761,399.60
May 2018 .......................    4,658,872.10
June 2018 ......................    4,557,757.56
July 2018 ......................    4,458,035.67
August 2018 ....................    4,359,686.41
September 2018 .................    4,262,690.02
October 2018 ...................    4,167,027.02
November 2018 ..................    4,072,678.18
December 2018 ..................    3,979,624.55
January 2019 ...................    3,887,847.44
February 2019 ..................    3,797,328.40
March 2019 .....................    3,708,049.27
April 2019 .....................    3,619,992.09
May 2019 .......................    3,533,139.19
June 2019 ......................    3,447,473.11
July 2019 ......................    3,362,976.65
August 2019 ....................    3,279,632.83
September 2019 .................    3,197,424.92
October 2019 ...................    3,116,336.41
November 2019 ..................    3,036,351.02
December 2019 ..................    2,957,452.69
January 2020 ...................    2,879,625.58
February 2020 ..................    2,802,854.07
March 2020 .....................    2,727,122.75
April 2020 .....................    2,652,416.43
May 2020 .......................    2,578,720.12
June 2020 ......................    2,506,019.04
July 2020 ......................    2,434,298.61
August 2020 ....................    2,363,544.44
September 2020 .................    2,293,742.37
October 2020 ...................    2,224,878.40
November 2020 ..................    2,156,938.74
December 2020 ..................    2,089,909.78
January 2021 ...................    2,023,778.10
February 2021 ..................    1,958,530.47
March 2021 .....................    1,894,153.82
April 2021 .....................    1,830,635.30
May 2021 .......................    1,767,962.20
June 2021 ......................    1,706,121.99
July 2021 ......................    1,645,102.32
August 2021 ....................    1,584,891.01
September 2021 .................    1,525,476.04
October 2021 ...................    1,466,845.56
November 2021 ..................    1,408,987.88
December 2021 ..................    1,351,574.78
January 2022 ...................    1,294,918.42
February 2022 ..................    1,239,007.48
March 2022 .....................    1,183,830.78
April 2022 .....................    1,129,377.31
May 2022 .......................    1,075,636.20
June 2022 ......................    1,022,596.72
July 2022 ......................      970,248.30
August 2022 ....................      918,580.52
September 2022 .................      867,583.09
October 2022 ...................      817,245.86
November 2022 ..................      767,558.83
December 2022 ..................      718,512.14
January 2023 ...................      670,096.03
February 2023 ..................      622,300.93
March 2023 .....................      575,117.35
April 2023 .....................      528,535.97
May 2023 .......................      482,547.56
June 2023 ......................      437,143.04
July 2023 ......................      392,313.46
August 2023 ....................      348,049.97
September 2023 .................      304,343.86

                                     CLASS 1-A-2
                                      CORRIDOR
                                      CONTRACT
                                      NOTIONAL
   MONTH OF DISTRIBUTION DATE        BALANCE ($)
   --------------------------      -------------
October 2023 ...................       261,186.52
November 2023 ..................       218,569.48
December 2023 ..................       176,484.37
January 2024 ...................       134,922.95
February 2024 ..................        93,877.07
March 2024 .....................        53,338.70
April 2024 .....................        13,299.94
May 2024 and thereafter ........             0.00

                                     CLASS 2-A-7
                                      CORRIDOR
                                      CONTRACT
                                      NOTIONAL
   MONTH OF DISTRIBUTION DATE        BALANCE ($)
   --------------------------      -------------
December 2006 ..................   51,538,000.00
January 2007 ...................   50,840,782.44
February 2007 ..................   50,003,485.14
March 2007 .....................   49,029,075.95
April 2007 .....................   47,920,860.09
May 2007 .......................   46,682,472.78
June 2007 ......................   45,317,870.44
July 2007 ......................   43,831,320.54
August 2007 ....................   42,227,390.11
September 2007 .................   40,510,932.91

                                     CLASS 2-A-7
                                      CORRIDOR
                                      CONTRACT
                                      NOTIONAL
   MONTH OF DISTRIBUTION DATE        BALANCE ($)
   --------------------------      -------------
October 2007 ...................   38,687,075.39
November 2007 ..................   36,761,201.38
December 2007 ..................   34,738,935.62
January 2008 ...................   32,773,811.06
February 2008 ..................   30,864,762.31
March 2008 .....................   29,010,743.81
April 2008 .....................   27,210,729.42
May 2008 .......................   25,463,712.09
June 2008 ......................   23,768,703.46
July 2008 ......................   22,124,733.58
August 2008 ....................   20,530,850.52
September 2008 .................   18,986,120.03
October 2008 ...................   17,489,625.27
November 2008 ..................   16,040,466.41
December 2008 ..................   14,637,760.38
January 2009 ...................   13,280,640.52
February 2009 ..................   11,968,256.29
March 2009 .....................   10,699,772.98
April 2009 .....................    9,474,371.39
May 2009 .......................    8,291,247.57
June 2009 ......................    7,149,612.52
July 2009 ......................    6,048,691.91
August 2009 ....................    4,987,725.83
September 2009 .................    3,965,968.50
October 2009 ...................    2,982,688.03
November 2009 ..................    2,037,166.13
December 2009 ..................    1,128,697.88
January 2010 ...................      256,591.50
February 2010 and thereafter ...            0.00

                                     CLASS 2-A-8
                                      CORRIDOR
                                      CONTRACT
                                      NOTIONAL
   MONTH OF DISTRIBUTION DATE        BALANCE ($)
   --------------------------      -------------
December 2006 ..................   48,462,000.00
January 2007 ...................   47,966,486.08
February 2007 ..................   47,383,238.55
March 2007 .....................   46,714,116.20
April 2007 .....................   45,961,189.13
May 2007 .......................   45,126,734.12
June 2007 ......................   44,213,229.12
July 2007 ......................   43,223,346.91
August 2007 ....................   42,159,947.87
September 2007 .................   41,026,071.96
October 2007 ...................   39,824,929.96
November 2007 ..................   38,559,893.80
December 2007 ..................   37,234,486.33
January 2008 ...................   35,944,867.08
February 2008 ..................   34,690,368.78
March 2008 .....................   33,470,336.59
April 2008 .....................   32,284,127.82
May 2008 .......................   31,131,111.73
June 2008 ......................   30,010,669.33
July 2008 ......................   28,922,193.10
August 2008 ....................   27,865,086.84
September 2008 .................   26,838,765.43
October 2008 ...................   25,842,654.63
November 2008 ..................   24,876,190.88
December 2008 ..................   23,938,821.09
January 2009 ...................   23,030,002.46
February 2009 ..................   22,149,202.30
March 2009 .....................   21,295,897.81
April 2009 .....................   20,469,575.91
May 2009 .......................   19,669,733.08
June 2009 ......................   18,895,875.17
July 2009 ......................   18,147,517.20

                                     CLASS 2-A-8
                                      CORRIDOR
                                      CONTRACT
                                      NOTIONAL
   MONTH OF DISTRIBUTION DATE        BALANCE ($)
   --------------------------      -------------
August 2009 ....................   17,424,183.23
September 2009 .................   16,725,406.18
October 2009 ...................   16,050,727.63
November 2009 ..................   15,399,697.74
December 2009 ..................   14,771,874.99
January 2010 ...................   14,166,826.11
February 2010 ..................   13,584,125.88
March 2010 .....................   13,023,357.01
April 2010 .....................   12,484,109.95
May 2010 .......................   11,965,982.79
June 2010 ......................   11,468,581.11
July 2010 ......................   10,991,517.82
August 2010 ....................   10,534,413.04
September 2010 .................   10,096,893.95
October 2010 ...................    9,678,594.71
November 2010 ..................    9,279,156.25
December 2010 ..................    8,898,226.22
January 2011 ...................    8,535,458.80
February 2011 ..................    8,190,514.64
March 2011 .....................    7,863,060.70
April 2011 .....................    7,552,770.13
May 2011 .......................    7,259,322.20
June 2011 ......................    6,982,402.13
July 2011 ......................    6,721,701.01
August 2011 ....................    6,476,915.69
September 2011 .................    6,247,748.66
October 2011 ...................    6,033,907.98
November 2011 ..................    5,835,107.12
December 2011 ..................    5,651,064.90
January 2012 ...................    5,641,612.87
February 2012 ..................    5,641,555.25
March 2012 .....................    5,641,498.94
April 2012 .....................    5,641,443.91
May 2012 .......................    5,641,390.12
June 2012 ......................    5,641,337.57
July 2012 ......................    5,641,286.22
August 2012 ....................    5,641,236.05
September 2012 .................    5,588,197.12
October 2012 ...................    5,109,407.71
November 2012 ..................    4,641,735.06
December 2012 ..................    4,184,959.49
January 2013 ...................    3,788,741.01
February 2013 ..................    3,402,327.21
March 2013 .....................    3,025,517.15
April 2013 .....................    2,658,113.75
May 2013 .......................    2,299,923.74
June 2013 ......................    1,950,757.59
July 2013 ......................    1,610,429.41
August 2013 ....................    1,278,756.91
September 2013 .................      955,561.32
October 2013 ...................      640,667.33
November 2013 ..................      333,903.02
December 2013 ..................       35,099.79
January 2014 and thereafter ....            0.00

     Each Corridor Contract is scheduled to remain in effect up to and including the related Corridor Contract Termination Date. Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty and, in the case of the Class 1-A-2 Certificates, the Corridor Contract Administrator, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the related Corridor Contract or the related Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("Regulation AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to either (a) obtain a full and unconditional guaranty of a parent company to honor the Corridor Contract Counterparty's obligations under the Corridor Contract or (b) transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to another counterparty. In either case, the parent company or the new counterparty must, (i) have agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity and (ii) satisfy any rating requirement set forth in the Corridor Contract.

     If a Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be deposited by the supplemental interest trustee or the trustee, in the Combined Corridor Contract Reserve Fund or the Class 1-A-2 Corridor Contrast Reserve Fund, as applicable, and applied on future Distribution Dates to pay any Yield Supplement Amount on the Class 1-A-1, Class 1-A-2, Class 2-A-7 or Class 2-A-8 Certificates, as applicable,, until the related Corridor Contract Termination Date. However, if a termination occurs, there can be no assurance that a termination payment will be paid to the supplemental interest trustee or the corridor contract administrator, as applicable.

     The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of the Corridor Contract or in any other circumstance.

     The significance percentage for each Corridor Contract is less than 10% and, the significance percentage of for all of the Corridor Contracts with the Corridor Contract Counterparty in the aggregate is less than 10%. The "significance percentage" for a Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the related class of certificates. The "significance estimate" of a Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     The Corridor Contract Counterparty was incorporated in England and Wales under the Companies Act 1985 on May 9, 1990 with registered no. 2500199 and was re-registered as unlimited under the name "Credit Suisse Financial Products" on July 6, 1990. Its registered office and principal place of business is at One Cabot Square, London E14 4QJ. The Corridor Contract Counterparty is an English bank and is regulated as a European Union credit institution by The Financial Services Authority ("FSA") under the Financial Services and Markets Act 2000. The FSA has issued a scope of permission notice authorizing the Corridor Contract Counterparty to carry out specific regulated investment activities. Effective as of March 27, 2000, Credit Suisse Financial Products was renamed "Credit Suisse First Boston International" and effective as of January 16, 2006, was renamed "Credit Suisse International." These changes were renamings only.

     The Corridor Contract Counterparty is an unlimited liability company and, as such, its shareholders have a joint, several and unlimited obligation to meet any insufficiency in the assets of The Corridor Contract Counterparty in the event of its liquidation. The Corridor Contract Counterparty's ordinary voting shares are owned, as to 56%, by Credit Suisse, as to 24%, by Credit Suisse (International) Holding AG and, as to 20%, by Credit Suisse Group. The Corridor Contract Counterparty commenced business on July 16, 1990. Its principal business is banking, including the trading of derivative products linked to interest rates, equities, foreign exchange, commodities and credit.

     The Corridor Contract Counterparty has been assigned a senior unsecured debt rating of "AA- (stable outlook)" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., a senior debt rating of "Aa3 (stable outlook)" by Moody's Investors Service Inc. and a long-term rating of "AA- (stable outlook)" by Fitch Ratings.

     The Corridor Contract Counterparty is an affiliate of Credit Suisse Securities (USA) LLC, one of the underwriters.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under the Corridor Contracts and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under the Corridor Contracts.

     The Corridor Contracts will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUNDS

     The pooling and servicing agreement will require the supplemental interest trustee to establish an account (the "Combined Corridor Contract Reserve Fund"), which will be held in trust by the supplemental interest trustee, on behalf of the holders of the Class 1-A-1, Class 2-A-7 and Class 2-A-8 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Combined Corridor Contract Reserve Fund. The Combined Corridor Contract Reserve Fund will not be an asset of any REMIC or the issuing entity.

     On each Distribution Date, the supplemental interest trustee will deposit in the Combined Corridor Contract Reserve Fund any amounts received in respect of the Class 1-A-1, Class 2-A-7 and Class 2-A-8 Corridor Contracts for the related interest accrual period. On each Distribution Date, such amounts will be distributed to the related class of certificates to the extent necessary to pay the applicable current Yield Supplement Amount and any related Yield Supplement Amount remaining unpaid from prior Distribution Dates. Any remaining amounts will remain on deposit in the Combined Corridor Contract Reserve Fund. On the Distribution Date immediately following the earlier of (i) the latest Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class 1-A-1, Class 2-A-7 and Class 2-A-8 Certificates has been reduced to zero, all amounts remaining in the Combined Corridor Contract Reserve Fund will be distributed to Credit Suisse Securities (USA) LLC.

     The pooling and servicing agreement will require the trustee to establish an account (the "Class 1-A-2 Corridor Contract Reserve Fund"), which will be held in trust by the trustee on behalf of the holders of the Class 1-A-2 Certificates. On the Closing Date, the depositor will cause $1,000 to be deposited in the Class 1-A-2 Corridor Contract Reserve Fund. The Class 1-A-2 Corridor Contract Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, the trustee will deposit in the Class 1-A-2 Corridor Contract Reserve Fund any amounts received under the Class 1-A-2 Corridor Contract for the related interest accrual period. On each Distribution Date, amounts so received in respect of the Class 1-A-2 Corridor Contract will be distributed to the Class 1-A-2 Certificates, in an amount up to the amount necessary to pay the related Yield Supplement Amount for that Distribution Date. Any amount remaining in the Class 1-A-2 Corridor Contract Reserve Fund on the Distribution Date immediately following the earlier of (i) the related Corridor Contract Termination Date and (ii) the date on which the Class Certificate Balance of the Class 1-A-2 Certificates is reduced to zero, will be distributed to Credit Suisse Securities (USA) LLC, as provided in the pooling and servicing agreement, and will not be available for payment of any Yield Supplement Amount on the Class 1-A-2 Certificates. Generally, for so long as the Class 1-A-2 Corridor Contract is outstanding, in the event that there are any payments made under the Class 1-A-2 Corridor Contract on any Distribution Date in excess of the related Yield Supplement Amount for the Class 1-A-2 Certificates for that Distribution Date, those amounts will be distributed to Credit Suisse Securities
(USA) LLC and will not be available to make payments on the Class 1-A-2 Certificates on that Distribution Date or on any future Distribution Dates.

     For any Distribution Date, on or prior to a Corridor Contract Termination Date, the "Yield Supplement Amount" for the related class of certificates will be an amount equal to interest for the related interest accrual period on the Class Certificate Balance of the that class of certificates immediately prior to such Distribution Date at a rate equal to the excess, if any, of (i) the lesser of LIBOR and the applicable Corridor Ceiling Rate over (ii) the applicable Corridor Strike Rate.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "--Priority of Distributions Among Certificates" between the related class of Class PO Certificates, on the one hand, and the other classes of certificates in the related senior certificate group (other than the related notional amount certificates and the related class of Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE          NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN         DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ----------------------------------
           1               Less than 6.00%    Net mortgage rate divided by 6.00%
           2               Less than 6.00%    Net mortgage rate divided by 6.00%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

NON-DISCOUNT MORTGAGE          NET MORTGAGE RATE
 LOANS IN LOAN GROUP           FOR MORTGAGE LOAN
---------------------   ------------------------------
          1             Greater than or equal to 6.00%
          2             Greater than or equal to 6.00%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below:

 DISCOUNT MORTGAGE          PO PERCENTAGE OF
LOANS IN LOAN GROUP      DISCOUNT MORTGAGE LOAN
-------------------   ----------------------------
         1            (6.00% -- net mortgage rate)
                            divided by 6.00%

         2            (6.00% -- net mortgage rate)
                            divided by 6.00%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of senior certificates (other than the notional amount certificates and the related class of Class PO Certificates) in an amount up to the related Senior Principal Distribution Amount for such loan group and as principal of the classes of subordinated certificates in the related certificate group, as the related Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     the sum of the applicable Non-PO Percentage of

          all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

          the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by a seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date, the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to that Distribution Date, any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date, with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period; and

     (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the related Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

     on the first Distribution Date after the Pre-funding Period, any amounts allocated to that loan group remaining in the Pre-funding Account and not allocated to the related Class PO Certificates.

     Class 1-A-5A Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-5A Component added to its Component Principal Balance (this is sometimes referred to as the "Class 1-A-5A Accrual Amount") will be distributed as principal in the following order:

     (1) in an amount up to the amount necessary to reduce the aggregate of the Class Certificate Balance of the Class 1-A-2 Certificates and the Component Principal Balance of the Class 1-A-5B Component to their Aggregate Targeted Balance for that Distribution Date, in the following order:

          (a)to the Class 1-A-2 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

          (b)to the Class 1-A-5B Component, until its Component Principal Balance is reduced to zero; and

          (c)to the Class 1-A-2 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero;

     (2) to the Class 1-A-5A Component, until its Component Principal Balance is reduced to zero.

     Class 1-A-5B Accrual Amount. On each Distribution Date up to and including the related Accrual Termination Date, the amount of accrued interest on the Class 1-A-5B Component added to its Component Principal Balance (this is sometimes referred to as the "Class 1-A-5B Accrual Amount") will be distributed as principal in the following order:

     (1) to the Class 1-A-2 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date; and

     (2) to the Class 1-A-5B Component, until its Component Principal Balance is reduced to zero.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes and components of senior certificates:


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

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     Sequentially, to the following classes of certificates:

          1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

          2. concurrently, 15.7741544895% to the Class 1-A-9 Certificates, until its Class Certificate Balance is reduced to zero, and 84.2258455105% in the following order:

               a. concurrently, to the Class 1-A-4 and Class 1-A-8 Certificates, pro rata, the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               b. concurrently,

                    i. 23.9496210437%, sequentially, to the Class 1-A-7 and Class 1-A-13 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    ii. 76.0503789563% ,sequentially,

                    (I) concurrently,

                         (1)  58.5809074063% in the following order:

                              (A) in an amount up to the lesser of (x) 99.99% of Senior Principal Distribution Amount for Loan Group 1 available pursuant to this rule and (y) $1,310,000, to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero; and

                              (B) sequentially, to the Class 1-A-1 and Class 1-A-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                         (2)  41.4190925937% in the following order:

                              (A) in an amount up to the lesser of (x) 99.99% of Senior Principal Distribution Amount for Loan Group 1 available pursuant to this rule and (y) $900,000, concurrently, to the Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero;

                              (B) in an amount up to the amount necessary to reduce the aggregate of the Class Certificate Balance of the Class 1-A-2 and the Component Principal Balance of the Class 1-A-5B Component to their Aggregate Targeted Balance for that Distribution Date, in the following order:

                                   (x) to the Class 1-A-2 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

                                   (y) to the Class 1-A-5B Component, until its Component Principal Balance is reduced to zero; and

                                   (z) to the Class 1-A-2 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero;

                              (C) to the Class 1-A-5A Component, until its Component Principal Balance is reduced to zero;


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

                              (D) to the Class 1-A-2 Certificates and the Class 1-A-5B Component without regard to their Aggregate Targeted Balance for that Distribution Date in the following order:

                                   (x) to the Class 1-A-2 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

                                   (y) to the Class 1-A-5B Component, until its Component Principal Balance is reduced to zero; and

                                   (z) to the Class 1-A-2 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

                              (E) concurrently, to the Class 1-A-10, Class
                              1-A-11 and Class 1-A-12 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (II) to the Class 1-A-13 Certificates, until its Class Certificate Balance is reduced to zero; and

               c. concurrently, to the Class 1-A-4 and Class 1-A-8 Certificates, pro rata, without regard the Group 1 Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the related Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 will be distributed, concurrently, as principal of the related classes and components of senior certificates (other than the notional amount certificates and the related class of Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances or Component Principal Balances, as applicable, immediately before that Distribution Date; provided, however, that any amounts that would otherwise be distributed to the Class 1-A-8 Certificates will instead first be distributed, concurrently, to the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     Concurrently, to the following classes of certificates:

          1. 63.3923495007% in the following order:

               a. concurrently, to the Class 2-A-13 and Class 2-A-19 Certificates, pro rata, the Group 2A Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               b. concurrently,

                    i. 61.4888174791% in the following order:

                         (1) in an amount up to the lesser of (x) 99.99% of Senior Principal Distribution Amount for Loan Group 2 available pursuant to this rule and (y) $1,020,000, to the Class 2-A-14 Certificates, until its Class Certificate Balance is reduced to zero; and

                         (2) sequentially, to the Class 2-A-7, Class 2-A-14, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 2-A-6 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    ii. 38.5111825209% in the following order:

                         (1) in an amount up to the lesser of (x) 99.99% of Senior Principal Distribution Amount for Loan Group 2 available pursuant to this rule and (y) $580,000, to the Class 2-A-17 Certificates, until its Class Certificate Balance is reduced to zero; and

                         (2) sequentially, to the Class 2-A-8, Class 2-A-17 and Class 2-A-18 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

               c. concurrently, to the Class 2-A-13 and Class 2-A-19 Certificates, pro rata, without regard to the Group 2A Priority Amount, until their respective Class Certificate Balances are reduced to zero; and

          2. 36.6076504993% in the following order:

               a. concurrently, to the Class 2-A-15 and Class 2-A-16 Certificates, pro rata, the Group 2B Priority Amount, until their respective Class Certificate Balances are reduced to zero;

               b. sequentially, to the Class 2-A-12 and Class 2-A-20 Certificate, in that order, until their respective Class Certificate Balances are reduced to zero; and

               c. concurrently, to the Class 2-A-15 and Class 2-A-16 Certificates, pro rata, without regard to the Group 2B Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the related Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 2 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related class of Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date; provided, however, that any amounts that would otherwise be distributed to the Class 2-A-19 Certificates will instead first be distributed, concurrently, to the Class 2-A-7, Class 2-A-8 and Class 2-A-13 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

     The capitalized terms used herein shall have the following meanings:

     "Group 1 Priority Amount" for any Distribution Date will equal the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Group 1 Priority Percentage and
(ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Group 1 Priority Percentage.

     "Group 1 Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-4 and Class 1-A-8 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all classes of Group 1 Certificates (other than the Class 1-PO Certificates) immediately prior to such Distribution Date.

     "Group 2A Priority Amount" for any Distribution Date will equal the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Group 2A Priority


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

Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Group 2A Priority Percentage.

     "Group 2A Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-13 and Class 2-A-19 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all classes of Group 2 Certificates (other than the Class 2-PO Certificates) immediately prior to such Distribution Date.

     "Group 2B Priority Amount" for any Distribution Date will equal the sum of
(i) the product of (A) the Scheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Group 2B Priority Percentage and
(ii) the product of (A) the Unscheduled Principal Distribution Amount for loan group 2, (B) the Shift Percentage and (C) the Group 2B Priority Percentage.

     "Group 2B Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 2-A-15 and Class 2-A-16 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all classes of Group 2 Certificates (other than the Class 2-PO Certificates) immediately prior to such Distribution Date.

     "Scheduled Principal Distribution Amount" means, with respect to any loan group and Distribution Date, an amount equal to the sum of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for such loan group and Distribution Date.

     "Unscheduled Principal Distribution Amount" means, with respect to any loan group and Distribution Date, an amount equal to the sum of (i) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such loan group and Distribution Date and (iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such loan group and Distribution Date.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from November 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and Distribution Date, for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of

          - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and the sum of

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

          - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and the amount, if any, on deposit in the Pre-funding Account at the end of the Pre-funding Period allocated to loan group 1 or loan group 2, as applicable, but not allocated to the related class of Class PO Certificates.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related class of Class PO Certificates) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to:

     the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower;

     liquidation proceeds received through the end of the prior calendar month and allocable to principal;

     prepayments of principal received through the last day of the related Prepayment Period; and

     any Deficient Valuation previously applied to reduce the unpaid principal balance of the mortgage loan.

     "Deficient Valuation" means for any mortgage loan, a valuation by a court of competent jurisdiction of the mortgaged property in an amount less than the then-outstanding indebtedness under such mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the federal bankruptcy code.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of the classes of senior certificates of such certificate group (other than the related class of Class PO Certificates and the notional amount certificates) immediately before the Distribution Date and the denominator of which is aggregate of the Class Certificate Balances of all classes of certificates in that certificate group (other than the related class of Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date.

     For any Distribution Date, the "Subordinated Percentage" for a loan group will be calculated as the difference between 100% and the Senior Percentage relating to that loan group on such Distribution Date.

     The "Senior Prepayment Percentage" of each senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the related class of Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans in the related loan group evidenced by the related subordinated certificates. Increasing the respective interest of the related subordinated certificates relative to that of the related senior certificate group is intended to preserve the availability of the subordination provided by those subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date;

     provided, however, that if on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage for that senior certificate group, in which case, the Senior Prepayment Percentage for that senior certificate group for that Distribution Date will equal 100%.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for a loan group will occur unless both of the step down conditions listed below are satisfied with respect to that loan group:

     the outstanding principal balance of all mortgage loans in that loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage


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

     of the aggregate Class Certificate Balance of the related subordinated certificates immediately prior to the Distribution Date, is less than 50%, and cumulative Realized Losses on the mortgage loans in that loan group do not exceed

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the related subordinated certificates as of the closing date (the "original subordinate principal balance"),

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related original subordinate principal balance,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related original subordinate principal balance,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the related original subordinate principal balance, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the related original subordinate principal balance.

     Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for loan group 1 and loan group 2, in each case, up to the amount of the related Subordinated Principal Distribution Amount, will be distributed as principal to the group 1 subordinated certificates and the group 2 subordinated certificates, respectively. Except as provided in the next paragraph, each class of group 1 subordinated certificates and group 2 subordinated certificates will be entitled to receive its pro rata share of the related Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from the related loan group for distribution of principal. Distributions of principal of the group 1 subordinated certificates and the group 2 subordinated certificates will be made sequentially to the classes of group 1 subordinated certificates and group 2 subordinated certificates, in each case, in the order of their distribution priorities, beginning with the related class of Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates in a certificate group (other than the class of subordinated certificates in that certificate group then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates in the same certificate group which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of group 1 subordinated and group 2 subordinated certificates, as applicable, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of group 1 subordinated certificates and group 2 subordinated certificates, respectively, immediately before the Distribution Date, and the denominator of which is the


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

aggregate of the Class Certificate Balances of all classes of group 1 certificates or group 2 certificates, respectively, in each case, immediately before such Distribution Date.

     On the date of issuance of the certificates, the characteristics of the Group 1 Certificates listed below are expected to be as follows:

                                 Beneficial Interest in     Initial Credit       Original Applicable
                                      Loan Group 1        Enhancement Level   Credit Support Percentage
                                 ----------------------   -----------------   -------------------------
Group 1 Senior Certificates...           95.80%                 4.20%                    N/A
Class 1-M.....................            1.95%                 2.25%                   4.20%
Class 1-B-1...................            0.75%                 1.50%                   2.25%
Class 1-B-2...................            0.55%                 0.95%                   1.50%
Class 1-B-3...................            0.40%                 0.55%                   0.95%
Class 1-B-4...................            0.30%                 0.25%                   0.55%
Class 1-B-5...................            0.25%                 0.00%                   0.25%

     On the date of issuance of the certificates, the characteristics of the Group 2 Certificates listed below are expected to be as follows:

                                 Beneficial Interest in     Initial Credit       Original Applicable
                                      Loan Group 2        Enhancement Level   Credit Support Percentage
                                 ----------------------   -----------------   -------------------------
Group 2 Senior Certificates...           95.85%                 4.15%                    N/A
Class 2-M.....................            1.90%                 2.25%                   4.15%
Class 2-B-1...................            0.75%                 1.50%                   2.25%
Class 2-B-2...................            0.55%                 0.95%                   1.50%
Class 2-B-3...................            0.40%                 0.55%                   0.95%
Class 2-B-4...................            0.30%                 0.25%                   0.55%
Class 2-B-5...................            0.25%                 0.00%                   0.25%

     For purposes of calculating the Applicable Credit Support Percentages of the group 1 subordinated certificates and group 2 subordinated certificates, the Class 1-M and Class 2-M Certificates will be considered to have a lower numerical class designation than each other class of group 1 subordinated certificates and group 2 subordinated certificates, respectively.

The "Subordinated Principal Distribution Amount" for any Distribution Date and either loan group 1 or loan group 2 will equal the sum of

          - the related Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of "Non-PO Formula Principal Amount" for that loan group and that Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated


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

               Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the related Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the related Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, reduced by the amount of any payments in respect of related Class PO Deferred Amounts for the related class of Class PO Certificates on the related Distribution Date.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each class of Class PO Certificates will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for that Distribution Date and (y) the product of

     Available Funds for the related loan group remaining after distribution and accretion of interest on the senior certificates in the related senior certificate group, and a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of that PO Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date for the Class 1-PO or the Class 2-PO Certificates, as applicable, is calculated as provided in clause (y) above, principal distributions to the related senior certificates (other than the related notional amount certificates and the related class of Class PO Certificates) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution and accretion of interest on the related senior certificates and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and the Class 1-PO and Class 2-PO Certificates will equal the sum of the sum of the applicable PO Percentage of:

     all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

     the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date, the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received for that Distribution Date,

     any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date, for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period;

     with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the related Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date; and

     the amount, if any, on deposit in the Pre-funding Account at the end of the Pre-funding Period that is allocable to the related class of Class PO Certificates.

     On the first Distribution Date following the end of the Pre-funding Period, each class of Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the PO Sublimit for the related loan group over (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans included in that loan group during the Pre-funding Period. The "PO Sublimit" is a portion of the amount deposited in the Pre-funding Account allocated to each loan group on the closing date which is equal to $453,083 for loan group 1 and $258,746 for loan group 2.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related class of Class PO Certificates and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related class of Class PO Certificates until the Class Certificate Balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related class of Class PO Certificates, on or before the related Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds of a loan group for the related Subordinated Principal Distribution Amounts, Class PO Deferred Amounts will be paid on the related class of Class PO Certificates before distributions of principal on those subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the related class of Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates in a certificate group then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts on the class of Class PO Certificates in that certificate group. After the related Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     For purposes of allocating losses to the subordinated certificates in a certificate group, the Class 1-M and Class 2-M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates in the related certificate group. Within the Class 1-B and Class 2-B Certificates, the distribution priorities are in numerical order.

     The Senior Credit Support Depletion Date for a certificate group is the date on which the Class Certificate Balance of each class of subordinated certificates in that certificate group has been reduced to zero.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     first to the subordinated certificates in the related certificate group, in the reverse order of their priority of distribution (beginning with the class of subordinated certificates in the related certificate group then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and second, to the senior certificates and components of the related senior certificate group (other than the notional amount certificates and the related class of Class PO Certificates), pro rata, based upon their respective Class Certificate Balances or, in the case of the Class 1-A-5A and Class 1-A-5B Components, on the basis of the lesser of their respective Component Certificate Balances immediately prior to that Distribution Date and their respective initial Component Certificate Balances, except that the applicable Non-PO Percentage of: (a) any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates will instead be allocated the Class 1-A-8 Certificates, concurrently, as follows: (i) with respect to the Class 1-A-1 Certificates, in an amount up to the product of approximately 41.7266% and the Class Certificate Balance of the Class 1-A-8 Certificates and up to a maximum of $5,800,000, (ii) with respect to the Class 1-A-2 Certificates, in an amount up to the product of approximately 2.0115% and the Class Certificate Balance of the Class 1-A-8 Certificates and up to a maximum of $279,600, (iii) with respect to the Class 1-A-3 Certificates, in an amount up to the product of approximately 26.0460% and the Class Certificate Balance of the Class 1-A-8 Certificates and up to a maximum of $3,620,400 and (iv) with respect to the Class 1-A-4 Certificates, in an amount up to the product of approximately 30.2158% and the Class Certificate Balance of the Class 1-A-8 Certificates and up to a maximum of $4,200,000, in each case until the Class Certificate Balance of the Class 1-A-8 Certificates is reduced to zero, (b) any Realized Losses on the mortgage loans in loan group 1 that would otherwise be allocated to the Class 1-A-11 Certificates will instead be allocated to the Class 1-A-12 Certificates, until its Class Certificate Balance is reduced to zero; (c) any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-7, Class 2-A-8 and Class 2-A-13 Certificates will instead be allocated the Class 2-A-19 Certificates, concurrently, as follows: (i) with respect to the Class 2-A-7 Certificates, in an amount up to the product of approximately 49.0240% and the Class Certificate Balance of the Class 2-A-19 Certificates and up to a maximum of $3,014,973, (ii) with respect to the Class 2-A-8 Certificates, in an amount up to the product of approximately 46.0980% and the Class Certificate Balance of the Class 2-A-19 Certificates and up to a maximum of $2,835,027 and (iii) with respect to the Class 2-A-13 Certificates, in an amount up to the product of approximately 4.8780% and the Class Certificate Balance of the Class 2-A-19 Certificates and up to a maximum of $300,000, in each case until the Class Certificate Balance of the Class 2-A-19 Certificates is reduced to zero and (d) any Realized Losses on the mortgage loans in loan group 2 that would otherwise be allocated to the Class 2-A-15 Certificates will instead be allocated to the Class 2-A-16 Certificates, until the Class Certificate Balance of the Class 2-A-16 Certificates is reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the related class of Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the related mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan. See "Credit Enhancement -- Subordination" in the prospectus.

     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                           PRINCIPAL BALANCE SCHEDULES

     The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant rate or range of rates set forth below:

     PRINCIPAL BALANCE
         SCHEDULE                 RELATED CLASSES OF CERTIFICATES        PREPAYMENT ASSUMPTION RATE OR RANGE OF RATES
--------------------------   -----------------------------------------   --------------------------------------------
     Targeted Balance                 Class 1-A-2 Certificates                 75% of the Prepayment Assumption
Aggregate Targeted Balance   Class 1-A-2 Certificates and Class 1-A-5B         50% of the Prepayment Assumption
                                             Component

     There is no assurance that the Class Certificate Balance of the Targeted Balance Class or the Aggregate Targeted Balance Classes will conform on any Distribution Date to the Targeted Balance or Aggregate Targeted Balance specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distribution of principal on such class of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distributions of principal on these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balance of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the range or at the rate specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the applicable Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the applicable Principal Balance Schedule, even if prepayments occur within the range or at the rate specified above.

                                                       AGGREGATE TARGETED
      DISTRIBUTION DATE         TARGETED BALANCE ($)       BALANCE ($)
      -----------------         --------------------   ------------------
Initial......................       50,000,000.00         50,432,000.00
December 25, 2006............       49,981,659.95         50,415,819.95
January 25, 2007.............       49,946,873.61         50,383,204.41
February 25, 2007............       49,846,866.96         50,285,379.41
March 25, 2007...............       49,682,466.07         50,123,171.09
April 25, 2007...............       49,454,573.19         49,897,481.73
May 25, 2007.................       49,164,165.50         49,609,288.58
June 25, 2007................       48,733,264.73         49,259,642.60
July 25, 2007................       47,730,269.88         48,849,666.99
August 25, 2007..............       46,643,924.79         48,380,555.60
September 25, 2007...........       45,477,013.32         47,853,571.24
October 25, 2007.............       44,232,461.15         47,270,043.76
November 25, 2007............       42,951,621.48         46,656,531.45
December 25, 2007............       41,700,741.91         46,056,323.99
January 25, 2008.............       40,479,414.74         45,469,303.33
February 25, 2008............       39,287,237.81         44,895,352.45
March 25, 2008...............       38,123,814.40         44,334,355.34
April 25, 2008...............       36,988,753.18         43,786,197.01
May 25, 2008.................       35,881,668.10         43,250,763.47
June 25, 2008................       34,802,178.36         42,727,941.73
July 25, 2008................       33,749,908.32         42,217,619.80
August 25, 2008..............       32,724,487.42         41,719,686.63
September 25, 2008...........       31,725,550.13         41,234,032.16
October 25, 2008.............       30,752,735.87         40,760,547.31
November 25, 2008............       29,805,688.96         40,299,123.92
December 25, 2008............       28,884,058.53         39,849,654.79
January 25, 2009.............       27,987,498.46         39,412,033.64
February 25, 2009............       27,115,667.34         38,986,155.15
March 25, 2009...............       26,268,228.38         38,571,914.88
April 25, 2009...............       25,444,849.36         38,169,209.32
May 25, 2009.................       24,645,202.55         37,777,935.87

                                                       AGGREGATE TARGETED
      DISTRIBUTION DATE         TARGETED BALANCE ($)       BALANCE ($)
      -----------------         --------------------   ------------------
June 25, 2009................       23,868,964.67         37,397,992.81
July 25, 2009................       23,115,816.85         37,029,279.32
August 25, 2009..............       22,385,444.50         36,671,695.45
September 25, 2009...........       21,677,537.33         36,325,142.12
October 25, 2009.............       20,991,789.25         35,989,521.12
November 25, 2009............       20,327,898.30         35,664,735.10
December 25, 2009............       19,685,566.66         35,350,687.55
January 25, 2010.............       19,064,500.50         35,047,282.80
February 25, 2010............       18,464,410.01         34,754,426.03
March 25, 2010...............       17,885,009.30         34,472,023.23
April 25, 2010...............       17,326,016.36         34,199,981.22
May 25, 2010.................       16,787,152.99         33,938,207.62
June 25, 2010................       16,268,144.80         33,686,610.87
July 25, 2010................       15,768,721.09         33,445,100.19
August 25, 2010..............       15,288,614.85         33,213,585.62
September 25, 2010...........       14,827,562.68         32,991,977.95
October 25, 2010.............       14,385,304.77         32,780,188.76
November 25, 2010............       13,961,584.83         32,578,130.42
December 25, 2010............       13,556,150.04         32,385,716.04
January 25, 2011.............       13,168,751.03         32,202,859.49
February 25, 2011                   12,799,141.79         32,029,475.40
March 25, 2011...............       12,447,079.67         31,865,479.13
April 25, 2011...............       12,112,325.30         31,710,786.80
May 25, 2011.................       11,794,642.57         31,565,315.23
June 25, 2011................       11,493,798.57         31,428,981.98
July 25, 2011................       11,209,563.55         31,301,705.34
August 25, 2011..............       10,941,710.89         31,183,404.29
September 25, 2011...........       10,690,017.04         31,073,998.53
October 25, 2011.............       10,454,261.48         30,973,408.45
November 25, 2011............       10,234,226.69         30,881,555.14
December 25, 2011............       10,210,227.96         30,859,761.22
January 25, 2012.............       10,200,770.60         30,837,859.60
February 25, 2012............       10,197,738.66         30,815,849.71
March 25, 2012...............       10,194,693.42         30,793,731.00
April 25, 2012...............       10,191,634.78         30,771,502.93
May 25, 2012.................       10,188,562.66         30,749,164.93
June 25, 2012................       10,185,476.97         30,726,716.43
July 25, 2012................       10,182,377.59         30,704,156.89
August 25, 2012..............       10,179,264.45         30,681,485.72
September 25, 2012...........       10,176,137.45         30,658,702.37
October 25, 2012.............       10,172,996.49         30,635,806.26
November 25, 2012............       10,169,841.48         30,612,796.81
December 25, 2012............       10,166,678.05         30,589,677.32
January 25, 2013.............       10,163,500.33         30,566,443.31
February 25, 2013............       10,160,308.22         30,543,094.20
March 25, 2013...............       10,157,101.62         30,519,629.41
April 25, 2013...............       10,153,880.45         30,496,048.34
May 25, 2013.................       10,150,644.60         30,472,350.41
June 25, 2013................       10,147,393.98         30,448,535.01
July 25, 2013................       10,144,128.50         30,424,601.56
August 25, 2013..............       10,140,848.05         30,400,549.45
September 25, 2013...........       10,137,552.56         30,376,378.08
October 25, 2013.............       10,134,241.91         30,352,086.85
November 25, 2013............       10,130,916.01         30,327,675.14
December 25, 2013............       10,127,585.50         30,303,149.77
January 25, 2014.............       10,124,239.40         30,278,502.63
February 25, 2014............       10,120,877.62         30,253,733.10
March 25, 2014...............       10,117,500.06         30,228,840.57
April 25, 2014...............       10,114,106.62         30,203,824.40
May 25, 2014.................       10,110,697.21         30,178,683.98
June 25, 2014................       10,107,271.73         30,153,418.67
July 25, 2014................       10,103,830.09         30,128,027.84
August 25, 2014..............       10,100,372.19         30,102,510.86
September 25, 2014...........       10,096,897.93         30,076,867.08
October 25, 2014.............       10,093,407.22         30,051,095.86
November 25, 2014............       10,089,899.96         30,025,196.57
December 25, 2014............       10,086,385.77         29,818,542.87
January 25, 2015.............       10,082,854.63         29,382,427.12

                                                       AGGREGATE TARGETED
      DISTRIBUTION DATE         TARGETED BALANCE ($)       BALANCE ($)
      -----------------         --------------------   ------------------
February 25, 2015............       10,079,306.46         28,950,415.55
March 25, 2015...............       10,075,741.17         28,522,466.43
April 25, 2015...............        9,882,145.94         28,098,538.38
May 25, 2015.................        9,626,075.36         27,678,590.43
June 25, 2015................        9,374,556.63         27,262,581.95
July 25, 2015................        9,127,515.41         26,850,472.71
August 25, 2015..............        8,884,878.51         26,442,222.85
September 25, 2015...........        8,646,573.82         26,037,792.85
October 25, 2015.............        8,412,530.38         25,637,143.58
November 25, 2015............        8,182,678.28         25,240,236.26
December 25, 2015............        8,041,823.52         24,910,906.79
January 25, 2016.............        7,902,861.44         24,584,167.10
February 25, 2016............        7,765,765.71         24,259,992.35
March 25, 2016...............        7,630,510.35         23,938,357.92
April 25, 2016...............        7,497,069.75         23,619,239.39
May 25, 2016.................        7,365,418.60         23,302,612.54
June 25, 2016................        7,235,531.99         22,988,453.38
July 25, 2016................        7,107,385.31         22,676,738.08
August 25, 2016..............        6,980,954.30         22,367,443.05
September 25, 2016...........        6,856,215.02         22,060,544.87
October 25, 2016.............        6,733,143.85         21,756,020.32
November 25, 2016............        6,611,717.51         21,453,846.38
December 25, 2016............        6,483,577.48         21,124,956.85
January 25, 2017.............        6,357,216.59         20,798,725.14
February 25, 2017............        6,232,609.50         20,475,125.36
March 25, 2017...............        6,109,731.24         20,154,131.88
April 25, 2017...............        5,988,557.15         19,835,719.25
May 25, 2017.................        5,869,062.93         19,519,862.26
June 25, 2017................        5,751,224.62         19,206,535.90
July 25, 2017................        5,635,018.57         18,895,715.37
August 25, 2017..............        5,520,421.47         18,587,376.08
September 25, 2017...........        5,407,410.31         18,281,493.65
October 25, 2017.............        5,295,962.42         17,978,043.89
November 25, 2017............        5,186,055.42         17,677,002.85
December 25, 2017............        5,077,667.25         17,378,346.73
January 25, 2018.............        4,970,776.15         17,082,051.97
February 25, 2018............        4,865,360.65         16,788,095.20
March 25, 2018...............        4,761,399.59         16,496,453.22
April 25, 2018...............        4,658,872.09         16,207,103.05
May 25, 2018.................        4,557,757.55         15,920,021.90
June 25, 2018................        4,458,035.66         15,635,187.16
July 25, 2018................        4,359,686.41         15,352,576.42
August 25, 2018..............        4,262,690.01         15,072,167.45
September 25, 2018...........        4,167,027.01         14,793,938.19
October 25, 2018.............        4,072,678.17         14,517,866.80
November 25, 2018............        3,979,624.54         14,243,931.60
December 25, 2018............        3,887,847.43         13,972,111.08
January 25, 2019.............        3,797,328.40         13,702,383.93
February 25, 2019............        3,708,049.26         13,434,729.00
March 25, 2019...............        3,619,992.08         13,169,125.33
April 25, 2019...............        3,533,139.18         12,905,552.12
May 25, 2019.................        3,447,473.10         12,643,988.76
June 25, 2019 ...............        3,362,976.64         12,384,414.79
July 25, 2019................        3,279,632.82         12,126,809.94
August 25, 2019..............        3,197,424.91         11,871,154.08
September 25, 2019...........        3,116,336.41         11,617,427.28
October 25, 2019.............        3,036,351.02         11,365,609.75
November 25, 2019............        2,957,452.68         11,115,681.86
December 25, 2019............        2,879,625.57         10,867,624.17
January 25, 2020.............        2,802,854.06         10,621,417.37
February 25, 2020............        2,727,122.74         10,377,042.32
March 25, 2020...............        2,652,416.42         10,134,480.04
April 25, 2020...............        2,578,720.11          9,893,711.71
May 25, 2020.................        2,506,019.03          9,654,718.64
June 25, 2020................        2,434,298.60          9,417,482.33
July 25, 2020................        2,363,544.43          9,181,984.40
August 25, 2020..............        2,293,742.36          8,948,206.64
September 25, 2020...........        2,224,878.39          8,716,130.97

                                                       AGGREGATE TARGETED
      DISTRIBUTION DATE         TARGETED BALANCE ($)       BALANCE ($)
      -----------------         --------------------   ------------------
October 25, 2020.............        2,156,938.73          8,485,739.47
November 25, 2020............        2,089,909.77          8,257,014.37
December 25, 2020............        2,023,778.09          8,029,938.04
January 25, 2021.............        1,958,530.45          7,804,492.98
February 25, 2021............        1,894,153.81          7,580,661.85
March 25, 2021...............        1,830,635.29          7,358,427.45
April 25, 2021...............        1,767,962.19          7,137,772.70
May 25, 2021.................        1,706,121.98          6,918,680.68
June 25, 2021................        1,645,102.31          6,701,134.60
July 25, 2021................        1,584,891.00          6,485,117.80
August 25, 2021..............        1,525,476.03          6,270,613.77
September 25, 2021...........        1,466,845.55          6,057,606.10
October 25, 2021.............        1,408,987.87          5,846,078.55
November 25, 2021............        1,351,574.77          5,634,549.72
December 25, 2021............        1,294,918.41          5,424,486.71
January 25, 2022.............        1,239,007.47          5,215,873.49
February 25, 2022............        1,183,830.77          5,008,694.15
March 25, 2022...............        1,129,377.30          4,802,932.88
April 25, 2022...............        1,075,636.19          4,598,574.04
May 25, 2022.................        1,022,596.71          4,395,602.09
June 25, 2022................          970,248.29          4,194,001.61
July 25, 2022................          918,580.51          3,993,757.32
August 25, 2022..............          867,583.08          3,794,854.06
September 25, 2022...........          817,245.85          3,597,276.76
October 25, 2022.............          767,558.82          3,401,010.51
November 25, 2022............          718,512.12          3,206,040.50
December 25, 2022............          670,096.02          3,012,352.03
January 25, 2023.............          622,300.92          2,819,930.53
February 25, 2023............          575,117.34          2,628,761.53
March 25, 2023...............          528,535.96          2,438,830.68
April 25, 2023...............          482,547.55          2,250,123.76
May 25, 2023.................          437,143.03          2,062,626.63
June 25, 2023................          392,313.45          1,876,325.29
July 25, 2023................          348,049.96          1,691,205.82
August 25, 2023..............          304,343.84          1,507,254.43
September 25, 2023...........          261,186.51          1,324,457.44
October 25, 2023.............          218,569.47          1,142,801.26
November 25, 2023............          176,484.36            962,272.42
December 25, 2023............          134,922.94            782,857.54
January 25, 2024.............           93,877.06            604,543.36
February 25, 2024............           53,338.69            427,316.70
March 25, 2024...............           13,299.93            251,164.51
April 25, 2024...............                0.00             76,073.82
May 25, 2024 and thereafter..                0.00                  0.00


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